Exhibit 99.6

PRO FORMA VALUATION UPDATE REPORT
MUTUAL HOLDING COMPANY STOCK OFFERING

MALVERN FEDERAL BANCORP, INC.
Paoli, Pennsylvania

PROPOSED MID-TIER HOLDING COMPANY FOR:
MALVERN FEDERAL SAVINGS BANK
Paoli, Pennsylvania

Dated As Of:
March 19, 2008

Prepared By:

RP® Financial, LC. 1700 North Moore Street Suite 2210 Arlington, Virginia 22209

RP®FINANCIAL, LC.

Financial Services Industry Consultants

March 19, 2008

Board of Directors
Malvern Federal Savings Bank
42 East Lancaster Avenue
Paoli, Pennsylvania 19301

Members of the Board of Directors:

          We have completed and hereby provide an updated appraisal of the estimated pro forma market value of the common stock that has been offered in connection with the plan of stock issuance described below.

          This updated appraisal is furnished pursuant to the conversion regulations promulgated by the Office of Thrift Supervision (“OTS”). Specifically, this Appraisal has been prepared in accordance with the “Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization” as set forth by the OTS, and applicable regulatory interpretations thereof. Our original appraisal report, dated December 7, 2007 (the “Original Appraisal”), and previous appraisal update report, dated January 25, 2008 (the “First Update”), are incorporated herein by reference. As in the preparation of our Original Appraisal and First update, we believe the data and information used herein is reliable; however, we cannot guarantee the accuracy and completeness of such information.

          The Board of Directors of Malvern Federal Savings Bank (“Malvern Federal” or the “Bank”) has adopted a plan of reorganization and plan of stock issuance, pursuant to which the Bank will reorganize into a federal mutual holding company structure. As part of the plan of reorganization, the Bank will convert from a federally-chartered mutual savings bank to a federally-chartered stock savings bank and will become a wholly-owned subsidiary of Malvern Federal Bancorp, Inc. (“Bancorp”), a federally-chartered mid-tier holding corporation. Bancorp will issue a majority of its common stock to Malvern Federal Mutual Holding Company (the “MHC”), a federally-chartered mutual holding company, and sell a minority of its common stock to the public. It is our understanding that the public shares have been offered in a subscription offering to the Bank’s Eligible Account Holders, Employee Stock Ownership Plan, Supplemental Eligible Account Holders and Other Members, as such terms are defined for purposes of applicable federal regulatory requirements governing mutual-to-stock conversions. The stock has also been offered to the public at large in a community offering. In addition, as part of the reorganization, the Bank will form the Malvern Federal Charitable Foundation (the “Foundation”) to further the Bank’s commitment to the local community. The Foundation will be funded with stock equal to 2% of the stock to be issued in the

Washington Headquarters
Rosslyn Center	Telephone: (703) 528-1700
1700 North Moore Street, Suite 2210	Fax No.: (703) 528-1788
Arlington, VA 22209	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com

RP® Financial, LC.
Boards of Directors
March 19, 2008

reorganization. The total shares offered for sale to the public and issued to the Foundation will constitute a minority of Bancorp’s stock (49.0% or less).

          This updated appraisal reflects the following noteworthy items: (1) a review of stock market conditions since the date of the First Update; and (2) the results of Malvern Federal’s stock offering, which terminated on March 18, 2008.

          The estimated pro forma market value is defined as the price at which Bancorp’s common stock, immediately upon completion of the public stock offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

          Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof. RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

Discussion of Relevant Considerations

          1. Stock Market Conditions

          Since the date of the First Update, the broader stock market has exhibited a fair amount of volatility, but, overall, the stock market showed just a slight decline from January 25, 2008 to March 19, 2008. Some positive economic data and a second rate cut by the Federal Reserve in nine days helped the broader stock market to close out the end of January 2008 on an upbeat note. However, recession fears, fueled by a decline in January service-sector activity, triggered a broad based sell-off in the stock market in early-February. A favorable retail sales report for January helped stocks to rebound in mid-February, which was followed by a downward trend heading into late-February amid higher oil prices, more weak economic data and signs of stagflation. Following a brief rally, stocks plunged at the end of February on concerns about the ongoing credit crisis and rising oil prices. Escalating problems in the bond market and weak economic data, which included job losses in the February employment report and a record number of homes entering foreclosure in the fourth quarter, extended the down turn in the broader stock market during the first part of March. Stocks soared heading into mid-March, after the Federal Reserve said it would lend Wall Street $200 billion in a move aimed at taking difficult to trade securities temporarily out of circulation. The

RP® Financial, LC.
Boards of Directors
March 19, 2008

stock market experienced heightened volatility in mid-March, with the Dow Jones Industrial Average (“DJIA”) swinging significantly higher or lower on a daily basis. Stocks declined sharply on news of Bear Stearns’ collapse, which was followed by a more than 400 point increase in the DJIA. The surge in stocks was supported by the Federal Reserve cutting its target rate by 0.75% to 2.25% and Goldman Sachs and Lehman Brothers reporting better than expected earnings. Stocks tumbled the following day, with the DJIA declining by almost 300 points on renewed worries about the economy. On March 19, 2008, the DJIA closed at 12099.66 or 0.9% lower since the date of the First Update and the NASDAQ closed at 2209.96 or 5.0% lower since the date of the First Update.

          Thrift stocks also performed unevenly since the date of the First Update. In late-January 2008 and through most of February, thrift stocks generally paralleled trends in the broader stock market. Financial stocks led the broader stock market lower at the end of February and into the first part of March, as worries about the health of key financial companies escalated. Shares of thrift stocks were among the hardest hit, as investors dumped thrift stocks in conjunction with a sharp sell-off in the stocks of Fannie Mae and Freddie Mac amid fears that defaults would force them to raise more capital. News of the Federal Reserve’s $200 billion liquidity program sent thrift stocks sharply higher heading into mid-March. Thrift stocks participated in the day-to-day swings experienced in the broader stock market during mid-March, as investors assessed the outlook for mortgage lenders in a slumping market for housing and the possibility of the economy going into recession. On March 19, 2008, the SNL Index for all publicly-traded thrifts closed at 983.6, a decrease of 5.5% since January 25, 2008. Comparatively, the SNL MHC Index closed at 3,346.3 on March 19, 2008, an increase of 4.4% since the date of the First Update.

          The updated pricing measures for the Peer Group and all publicly-traded thrifts showed relatively modest changes since the date of the First Update, which highlights that most of the volatility in thrift prices has been in the larger cap issues and, in particular, the large cap issues that have experienced significant losses due to the implosion of the subprime mortgage market. The Peer Group’s updated pricing measures on a fully-converted basis continued to reflect higher P/E multiples and lower P/B ratios in comparison to the averages for all publicly-traded thrifts. Since the date of the First Update, the stock prices of six out of the ten Peer Group companies were lower as of March 19, 2008. A comparative pricing analysis of the Peer Group and all publicly-traded thrifts is shown in the following table, based on market prices as of January 25, 2008 and March 19, 2008.

RP® Financial, LC.
Boards of Directors
March 19, 2008

Average Pricing Characteristics

	At Jan. 25, 2008		At March 19, 2008		% Change

Peer Group(1)
Price/Earnings (x)	27.73	x	28.30	x	2.1%
Price/Core Earnings (x)	27.55		28.72		4.2
Price/Book (%)	84.26%		83.67%		(0.7)
Price/Tangible Book(%)	87.20		86.56		(0.7)
Price/Assets (%)	21.58		20.81		(3.6)
Avg. Mkt. Capitalization ($Mil)	$155.46		$151.71		(2.4)

All Publicly-Traded Thrifts
Price/Earnings (x)	19.66	x	19.41	x	(1.3)%
Price/Core Earnings (x)	20.92		20.51		(2.0)
Price/Book (%)	110.01%		108.67%		(1.2)
Price/Tangible Book(%)	123.89		122.62		(1.0)
Price/Assets (%)	14.42		14.08		(2.4)
Avg. Mkt. Capitalization ($Mil)	$328.65		$336.47		2.4

          As set forth in the Original Appraisal and First Update, the “new issue” market is separate and distinct from the market for seasoned issues like the Peer Group companies in that the pricing ratios for converting issues are computed on a pro forma basis, specifically: (1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials. The distinction between the pricing of converting and existing issues is perhaps most evident in the case of the price/book (“P/B”) ratio in that the P/B ratio of a converting thrift will typically result in a discount to book value, whereas in the current market for existing thrifts the P/B ratio often reflects a premium to book value. Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

          In general, the difficult market environment for the overall thrift market remained evident in the new issue market as well. Most of the recent conversion offerings have not been over subscribed and have typically closed at below the maximum of the valuation range. At the same time, some of the recent offerings were terminated with orders falling well short of their offering ranges. As shown in Table 1, two standard conversions, one second-step conversions and two mutual holding company offerings were completed during the past three months. The mutual holding

RP ® Financial, LC.
Board of Directors
March 19, 2008

Table 1
Pricing Characteristics and After-Market Trends
Recent Conversions Completed (Last Three Months)

			Pre-Conversion Data
											Contribution to
Institutional Information			Financial Info.		Asset Quality		Offering Information				Charitable Found.

Institution	Conver. Date	Ticker	Assets	Equity/ Assets	NPAs/ Assets	Res. Cov.	Gross Proc.	% Offered	% of Mid.	Exp./ Proc.	Form	% of Offering

			($Mil)	(%)	(%)	(%)	($Mil.)	(%)	(%)	(%)		(%)

Standard Conversions
Cape Bancorp, Inc., NJ*(1)(7)	2/1/08	CBNJ-NASDAQ	$1,062	11.45%	0.44%	165%	$78.2	100%	85%	3.2%	C/S	782K/7.0%
Danvers Bancorp, Inc., MA*	1/10/08	DNBK-NASDAQ	$1,322	5.12%	0.31%	693%	$171.9	100%	132%	1.7%	C/S	350K/3.8%

Averages - Standard Conversions:			$1,192	8.29%	0.38%	NM	$125.1	100%	109%	2.5%	N.A.	N.A.
Medians - Standard Conversions:			$1,192	8.29%	0.38%	NM	$125.1	100%	109%	2.5%	N.A.	N.A.

Second Step Conversions
Home Federal Bancorp, Inc., ID*	12/20/07	HOME-NASDAQ	$710	15.87%	0.29%	195%	$102.0	59%	85%	4.4%	N.A.	N.A.

Averages - Second Step Conversions:			$710	15.87%	0.29%	195%	$102.0	59%	85%	4.4%	N.A.	N.A.
Medians - Second Step Conversions:			$710	15.87%	0.29%	195%	$102.0	59%	85%	4.4%	N.A.	N.A.

Mutual Holding Company Conversions
Meridian Interstate Bncorp, Inc., MA*	1/23/08	EBSB-NASDAQ	$938	12.18%	0.56%	72%	$100.5	44%	100%	1.6%	S	2.99%
Sound Financial, Inc., WA*	1/9/08	SNFL-OTCBB	$237	6.77%	0.29%	118%	$13.0	44%	102%	6.2%	C/S	200K/2.27%

Averages - Mutual Holding Company Conversions:			$587	9.48%	0.43%	95%	$56.7	44%	101%	3.9%	NA	NA
Medians - Mutual Holding Company Conversions:			$587	9.48%	0.43%	95%	$56.7	44%	101%	3.9%	NA	NA

Averages - All Conversions:			$854	10.28%	0.38%	249%	$93.1	69%	101%	3.4%	NA	NA
Medians - All Conversions:			$938	11.45%	0.31%	165%	$100.5	59%	100%	3.2%	NA	NA

			Insider Purchases					Pro Forma Data

Institutional Information			% Off Incl. Fdn.					Pricing Ratios(3)				Financial Charac.

			Benefit Plans
							Initial Dividend Yield
Institution	Conver. Date	Ticker	ESOP	Recog Plans	Stk Option	Mgmt.& Dirs.		P/TB	Core P/E		P/A	Core ROA	TE/A	Core ROE

			(%)	(%)	(%)	(%)(2)	(%)	(%)	(x)		(%)	(%)	(%)	(%)

Standard Conversions
Cape Bancorp, Inc., NJ*(1)(7)	2/1/08	CBNJ-NASDAQ	8.0%	4.0%	10.0%	2.5%	0.00%	104.9%	27.8	x	11.9%	0.4%	11.3%	2.6%
Danvers Bancorp, Inc., MA*	1/10/08	DNBK-NASDAQ	8.0%	4.0%	10.0%	2.8%	0.00%	82.3%	29.9	x	12.1%	0.4%	14.7%	2.8%
Averages - Standard Conversions:			8.0%	4.0%	10.0%	2.7%	0.00%	93.6%	28.8	x	12.0%	0.4%	13.0%	2.7%
Medians - Standard Conversions:			8.0%	4.0%	10.0%	2.7%	0.00%	93.6%	28.8	x	12.0%	0.4%	13.0%	2.7%

Second Step Conversions
Home Federal Bancorp, Inc., ID*	12/20/07	HOME-NASDAQ	8.0%	3.5%	8.7%	0.6%	1.90%	87.3%	32.5	x	21.8%	0.7%	25.0%	2.7%

Averages - Second Step Conversions:			8.0%	3.5%	8.7%	0.6%	1.90%	87.3%	32.5	x	21.8%	0.7%	25.0%	2.7%
Medians - Second Step Conversions:			8.0%	3.5%	8.7%	0.6%	1.90%	87.3%	32.5	x	21.8%	0.7%	25.0%	2.7%

Mutual Holding Company Conversions
Meridian Interstate Bncorp, Inc., MA*	1/23/08	EBSB-NASDAQ	8.0%	4.0%	10.0%	1.3%	0.00%	73.7%	48.5	x	20.3%	0.3%	20.0%	1.6%
Sound Financial, Inc., WA*	1/9/08	SNFL-OTCBB	8.7%	4.4%	10.9%	11.4%	0.00%	72.4%	39.4	x	11.8%	0.2%	11.2%	2.1%

Averages - Mutual Holding Company Conversions:			8.4%	4.2%	10.4%	6.3%	0.00%	73.0%	44.0	x	16.0%	0.3%	15.6%	1.9%
Medians - Mutual Holding Company Conversions:			8.4%	4.2%	10.4%	6.3%	0.00%	73.0%	44.0	x	16.0%	0.3%	15.6%	1.9%

Averages - All Conversions:			8.1%	4.0%	9.9%	3.7%	0.38%	84.1%	35.6	x	15.6%	0.4%	16.4%	2.4%
Medians - All Conversions:			8.0%	4.0%	10.0%	2.5%	0.00%	82.3%	32.5	x	12.1%	0.4%	14.7%	2.6%

				Post-IPO Pricing Trends

Institutional Information				Closing Price:

Institution	Conver. Date	Ticker	IPO Price	First Trading Day	% Change	After First Week(4)	% Change	After First Month(5)	% Change	Thru 3/19/08	% Change

			($)	($)	(%)	($)	(%)	($)	(%)	($)	(%)

Standard Conversions
Cape Bancorp, Inc., NJ*(1)(7)	2/1/08	CBNJ-NASDAQ	$10.00	$10.05	0.5%	$9.90	-1.0%	$9.80	-2.0%	$9.60	-4.0%
Danvers Bancorp, Inc., MA*	1/10/08	DNBK-NASDAQ	$10.00	$9.74	-2.6%	$9.69	-3.1%	$10.26	2.6%	$10.05	0.5%

Averages - Standard Conversions:			$10.00	$9.90	-1.1%	$9.80	-2.1%	$10.03	0.3%	$9.83	-1.8%
Medians - Standard Conversions:			$10.00	$9.90	-1.1%	$9.80	-2.1%	$10.03	0.3%	$9.83	-1.8%

Second Step Conversions
Home Federal Bancorp, Inc., ID*	12/20/07	HOME-NASDAQ	$10.00	$9.88	-1.2%	$10.17	1.7%	$10.30	3.0%	$11.55	15.5%

Averages - Second Step Conversions:			$10.00	$9.88	-1.2%	$10.17	1.7%	$10.30	3.0%	$11.55	15.5%
Medians - Second Step Conversions:			$10.00	$9.88	-1.2%	$10.17	1.7%	$10.30	3.0%	$11.55	15.5%

Mutual Holding Company Conversions
Meridian Interstate Bncorp, Inc., MA*	1/23/08	EBSB-NASDAQ	$10.00	$9.60	-4.0%	$9.50	-5.0%	$9.51	-4.9%	$9.50	-5.0%
Sound Financial, Inc., WA*	1/9/08	SNFL-OTCBB	$10.00	$9.00	-10.0%	$9.06	-9.4%	$9.15	-8.5%	$9.10	-9.0%

Averages - Mutual Holding Company Conversions:			$10.00	$9.30	-7.0%	$9.28	-7.2%	$9.33	-6.7%	$9.30	-7.0%
Medians - Mutual Holding Company Conversions:			$10.00	$9.30	-7.0%	$9.28	-7.2%	$9.33	-6.7%	$9.30	-7.0%

Averages - All Conversions:			$10.00	$9.65	-3.5%	$9.66	-3.4%	$9.80	-2.0%	$9.96	-0.4%
Medians - All Conversions:			$10.00	$9.74	-2.6%	$9.69	-3.1%	$9.80	-2.0%	$9.60	-4.0%

Note: * - Appraisal performed by RP Financial; BOLD=RP Financial did the Conversion Business Plan. “NT” - Not Traded; “NA” - Not Applicable, Not Available; C/S-Cash/Stock.

(1)	Non-OTS regulated thrift.

(2)	As a percent of MHC offering for MHC transactions.

(3)	Does not take into account the adoption of SOP 93-6.

(4)	Latest price if offering is less than one week old.

(5)	Latest price if offering is more than one week but less than one month old.

(6)	Mutual holding company pro forma data on full conversion basis.

(7)	Simultaneously completed acquisition of another financial institution.

(8)	Simultaneously converted to a commercial bank charter.

(9)	Former credit union.
March 19, 2008

RP® Financial, LC.
Boards of Directors
March 19, 2008

company offerings are considered to be more relevant for purposes of our analysis. Both of the recent mutual holding company offerings were completed in January 2008 (Sound Financial of Washington and Meridian Interstate Bancorp of Massachusetts) and both offerings closed at approximately their respective midpoints. On a fully-converted basis, the average closing pro forma price/tangible book ratio of the recent MHC offerings equaled 73.0%. Both of the recent mutual holding company offerings traded below their IPO prices in initial trading activity. As of March 19, 2008, Sound Financial’s stock closed 9.0% below its IPO price and Meridian Interstate’s stock price closed 5.0% below its IPO price.

          Shown in Table 2 are the current pricing ratios for the three companies that have completed fully-converted offerings during the past three months and are traded on NASDAQ or an Exchange. Danvers Bancorp and Cape Bancorp were standard conversion offerings and Home Federal Bancorp was a second-step conversion offering. Cape Bancorp’s offering also included a simultaneous acquisition, which resulted in a comparatively higher pro forma P/TB ratio. The current average P/TB ratio of the publicly-traded recent conversions equaled 93.89%.

          2. Results of the Offering

          Malvern Federal’s stock offering commenced on February 11, 2008 and terminated on March 18, 2008. The total takedown of the offering amounted to $13,539,760, based on orders received for 1,353,976 shares at $10.00 per share. There were 1,161 orders received for the Bank’s stock. The total orders received in the subscription and community offerings were well below the minimum of the offering range of $23.0 million. A distribution summary of the orders received, as provided by the selling agent Stifel Nicolaus & Company, Incorporated. (“Stifel Nicolaus”) is shown in the table below.

Category	Shares Ordered	Number of Orders	Average Shares Ordered	Percent of Total Orders

Eligible Acct. Holders	927,444	954	972	68.50%
ESOP(1)	284,004	1	284,004	20.98
Supplement Eligible Acct. Holders	86,399	74	1,168	6.38
Other Members	5,175	18	288	0.38
Community	50,954	114	447	3.76

Total	1,353,976	1,161	1,166	100.00%

(1)	An ESOP order was submitted at the maximum of the offering range, but will be limited to a maximum purchase of 8.71% of the public shares issued.

          Orders from Eligible Account Holders accounted for the largest portion of the orders. Based on information provided by Stifel Nicolaus, there were 15 orders for

RP ® Financial, LC.
Board of Directors
March 19, 2008

Table 2
Market Pricing Comparatives
Prices As of March 19, 2008

	Market Capitalization		Per Share Data

	Price/ Share(1)	Market Value	Core 12 Month EPS(2)	Book Value/ Share	Pricing Ratios(3)

Financial Institution					P/E		P/B	P/A	P/TB	P/Core

	($)	($Mil)	($)	($)	(x)		(%)	(%)	(%)	(x)

All Public Companies	$13.23	$336.47	$0.53	$13.36	19.41	x	108.67%	14.08%	122.62%	20.51	x
Converted Last 3 Months (no MHC)	$10.40	$169.08	$0.31	$12.56	34.98	x	83.51%	16.38%	93.89%	28.11	x

Converted Last 3 Months (no MHC)
CBNJ Cape Bancorp, Inc. of NJ	$9.60	$127.80	$0.36	$13.75	35.56	x	69.82%	11.37%	100.73%	26.67	x
DNBK Danvers Bancorp, Inc. of MA	$10.05	$179.32	$0.34	$12.18	29.56	x	82.51%	12.19%	82.72%	29.56	x
HOME Home Federal Bancorp Inc. of ID	$11.55	$200.13	$0.24	$11.76	39.83	x	98.21%	25.58%	98.21%	NM

	Dividends(4)			Financial Characteristics(6)

Financial Institution	Amount/ Share	Yield	Payout Ratio(5)	Total Assets	Equity/ Assets	NPAs/ Assets	Reported		Core

							ROA	ROE	ROA	ROE

	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)

All Public Companies	$0.37	2.57%	32.88%	$3,198	12.61%	1.08%	0.44%	3.75%	0.41%	3.65%
Converted Last 3 Months (no MHC)	$0.07	0.63%	0.00%	$1,126	19.03%	0.46%	0.47%	2.88%	0.47%	2.87%

Converted Last 3 Months (no MHC)
CBNJ Cape Bancorp, Inc. of NJ	$0.00	0.00%	0.00%	$1,124	16.29%	0.54%	0.32%	1.96%	0.43%	2.62%
DNBK Danvers Bancorp, Inc. of MA	$0.00	0.00%	0.00%	$1,472	14.77%	0.55%	0.41%	2.79%	0.41%	2.79%
HOME Home Federal Bancorp Inc. of ID	$0.22	1.90%	NM	$782	26.04%	0.30%	0.67%	3.88%	0.56%	3.21%

(1)	Average of High/Low or Bid/Ask price per share.

(2)	EPS (estimate core basis) is based on actual trailing 12 month data, adjusted to omit non-operating items on a tax-effected basis.

(3)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings.

(4)	Indicated 12 month dividend, based on last quarterly dividend declared.

(5)	Indicated 12 month dividend as a percent of trailing 12 month estimated core earnings.

(6)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.

(7)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source:

Corporate reports, offering circulars, and RP® Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

RP® Financial, LC.
Boards of Directors
March 19, 2008

the maximum order amount of $200,000, which totaled $3.0 million or 22.2% of the total takedown. Out-of-state orders accounted for 24.1% of the total orders received and 66.7% of the maximum orders received. Indicated purchases by the Board, executive officers and their associates totaled $462,500.

Summary of Adjustments

In the First Update, we made the following adjustments to Malvern Federal’s pro forma value based upon our comparative analysis to the Peer Group:

PreviousValuation
Key Valuation Parameters:	Adjustment

Financial Condition	No Adjustment
Profitability, Growth and Viability of Earnings	No Adjustment
Asset Growth	No Adjustment
Primary Market Area	Moderate Upward
Dividends	No Adjustment
Liquidity of the Shares	No Adjustment
Marketing of the Issue	Moderate-Significant Downward
Management	No Adjustment
Effect of Govt. Regulations and Regulatory Reform	No Adjustment

          Except for marketing of the issue, the factors for the valuation parameters did not change since the First Update. Accordingly, those parameters were not discussed further in this update.

          The general market for thrift stocks continued to struggle, reflecting ongoing worries about deteriorating credit quality and the severe downturn in market conditions for housing. The updated pricing measures for the Peer Group and all publicly-traded thrifts were little changed since the date of the First Update. Recent thrift offerings have encountered the same challenging market environment that has depressed the broader thrift market, with the majority of recently completed offerings closing at the midpoint or lower. The two most recent MHC offerings that were completed closed at approximately the midpoint of their valuation ranges and are currently trading below their IPO prices. Malvern Federal’s subscription and community offerings terminated with orders well below the minimum of the offering range. Accordingly, given the significant shortfall in the orders received and the generally unfavorable market conditions for thrift stocks, a more significant downward adjustment has been applied for marketing of the issue.

RP® Financial, LC.
Boards of Directors
March 19, 2008

          Overall, taking into account the foregoing factors, we believe that a decrease in the Bank’s estimated pro market value as set forth in the First Update is appropriate.

Basis of Valuation. Fully-Converted Pricing Ratios

          Consistent with the Original Appraisal and First Update, to calculate the fully-converted pricing information for MHCs, the reported financial information for the Peer Group companies has been adjusted as follows: (1) all shares owned by the MHC are assumed to be sold at the current trading price in a second-step conversion; (2) the gross proceeds from such a sale are adjusted to reflect reasonable offering expenses and standard stock based benefit plan parameters that would be factored into a second-step conversion of MHC institutions; (3) net proceeds are assumed to be reinvested at market rates on an after-tax basis; and (4) the public ownership interest is adjusted to reflect the pro forma impact of the waived dividends pursuant to applicable regulatory policy. Book value per share and earnings per share figures for the Peer Group companies are adjusted by the impact of the assumed second-step conversion, resulting in an estimation of book value per share and earnings per share figures on a fully-converted basis. Table 3 on the following page shows the calculation of per share financial data (fully-converted basis) for each of the public MHC institutions that form the Peer Group.

Valuation Approaches

          In applying the accepted valuation methodology promulgated by the regulatory agencies, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing Malvern Federal’s to-be-issued stock — price/earnings (“P/E”), price/book (“P/B”), and price/assets (“P/A”) approaches — all performed on a pro forma basis including the effects of the conversion proceeds.

          In computing the pro forma impact of the conversion and the related pricing ratios, the valuation parameters utilized in the First Update did not change in this update with the exception of offering expenses on an MHC reported basis..

          Consistent with the Original Appraisal and First Update, this updated appraisal continues to be based primarily on fundamental analysis techniques applied to the Peer Group, including the P/E approach, the P/B approach and the P/A approach. Also consistent with the Original Appraisal and First Update, this updated appraisal incorporates a “technical” analysis of recently completed conversion and MHC offerings, including principally the P/B approach which (as discussed in the Original Appraisal and First Update) is the most meaningful pricing ratio as the pro forma P/E ratios reflect an assumed reinvestment rate and do not yet reflect the actual use of proceeds.

RP® Financial, LC.
Board of Directors
March 19, 2008

Table 3
Calculation of Implied Per Share Data — Incorporating MHC Second Step Conversion
Comparable Institution Analysis
For the 12 Months Ended December 31, 2007

		Current Ownership			Current Per Share Data (MHC Ratios)

		Total Shares	Public Shares	MHC Shares	EPS	Core EPS	Book Value	Tang. Book	Assets

		(000)	(000)	(000)	($)	($)	($)	($)	($)
Publicly-Traded MHC Institutions
BFSB	Brooklyn Federal MHC of NY (31.0)	13,268	3,968	9,300	0.25	0.24	6.46	6.46	30.18
COBK	Colonial Bank MHC of NJ (44.9)	4,451	2,080	2,371	0.28	0.27	8.77	8.77	102.87
CSBK	Clifton Savings Bncrp MHC of NJ (41.0)	27,307	12,813	14,494	0.09	0.09	6.25	6.25	29.84
FXCB	Fox Chase Bancorp MHC of PA (44.5)	14,353	6,531	7,822	0.13	0.17	8.53	8.53	56.64
LSBK	Lake Shore Bancorp MHC of NY (43.7)	6,464	2,976	3,488	0.23	0.23	8.24	8.24	55.13
MGYR	Magyar Bancorp MHC of NJ (45.1)	5,791	2,723	3,068	0.10	0.10	8.51	8.51	84.22
ONFC	Oneida Financial MHC of NY (43.9)	7,785	3,474	4,311	0.45	0.41	7.62	4.36	67.09
OSHC	Ocean Shore Holding MHC of NJ (44.0)	8,408	3,860	4,548	0.30	0.30	7.43	7.43	71.77
PBIP	Prudential Bancorp MHC PA (40.5)	11,371	5,155	6,216	0.27	0.27	6.98	6.98	41.38
ROMA	Roma Financial Corp MHC of NJ (31.0)	31,388	10,147	21,241	0.25	0.25	7.09	7.07	27.94

		Impact of Second Step Conversion(4)

		Share Price	Gross Proceeds(1)	Net Incr. Capital(2)	Net Incr. Income(3)

		($)	($000)	($000)	($000)
Publicly-Traded MHC Institutions
BFSB	Brooklyn Federal MHC of NY (31.0)	11.81	109,833	94,456	1,844
COBK	Colonial Bank MHC of NJ (44.9)	10.00	23,710	20,391	398
CSBK	Clifton Savings Bncrp MHC of NJ (41.0)	10.00	144,940	124,648	2,433
FXCB	Fox Chase Bancorp MHC of PA (44.5)	11.35	88,780	76,351	1,490
LSBK	Lake Shore Bancorp MHC of NY (43.7)	9.75	34,008	29,247	571
MGYR	Magyar Bancorp MHC of NJ (45.1)	9.45	29,018	24,980	488
ONFC	Oneida Financial MHC of NY (43.9)	9.50	40,955	35,221	688
OSHC	Ocean Shore Holding MHC of NJ (44.0)	9.74	44,298	38,096	744
PBIP	Prudential Bancorp MHC PA (40.5)	12.32	76,958	66,560	1,304
ROMA	Roma Financial Corp MHC of NJ (31.0)	14.84	315,216	271,086	5,292

		Pro Forma Per Share Data (Fully-Converted)(4)					Pro Forma(5)

		EPS ($)	Core EPS	Book Value	Tang. Book	Assets	Public Pct.	Dilution

		($)	($)	($)	($)	($)	(%)	(%)
Publicly-Traded MHC Institutions
BFSB	Brooklyn Federal MHC of NY (31.0)	0.39	0.38	13.58	13.58	37.30	29.9	0.0
COBK	Colonial Bank MHC of NJ (44.9)	0.37	0.36	13.35	13.35	107.45	46.7	0.0
CSBK	Clifton Savings Bncrp MHC of NJ (41.0)	0.18	0.18	10.81	10.81	34.40	46.9	0.0
FXCB	Fox Chase Bancorp MHC of PA (44.5)	0.23	0.27	13.85	13.85	61.96	45.5	0.0
LSBK	Lake Shore Bancorp MHC of NY (43.7)	0.32	0.32	12.76	12.76	59.65	46.0	0.0
MGYR	Magyar Bancorp MHC of NJ (45.1)	0.18	0.18	12.82	12.82	88.49	47.0	0.0
ONFC	Oneida Financial MHC of NY (43.9)	0.54	0.50	12.14	8.88	71.61	44.6	0.0
OSHC	Ocean Shore Holding MHC of NJ (44.0)	0.39	0.39	11.96	11.96	76.30	45.9	0.0
PBIP	Prudential Bancorp MHC PA (40.5)	0.38	0.38	12.80	12.80	47.11	45.2	-0.1
ROMA	Roma Financial Corp MHC of NJ (31.0)	0.42	0.42	15.73	15.71	36.58	32.3	0.0

(1)	Gross proceeds calculated as stock price multiplied by the number of shares owned by the mutual holding company (i.e., non-public shares).

(2)

Net increase in capital reflects gross proceeds less offering expenses, contra-equity account for leveraged ESOP and deferred compensation account for restricted stock plan. For institutions with assets at the MHC level, the net increase in capital also includes consolidation of MHC assets with the capital of the institution concurrent with hypothetical second step.

	Offering expense percent	2.00%
	ESOP percent purchase	8.00%
	Recognition plan percent	4.00%

(3)	Net increase in earnings reflects after-tax reinvestment income (assumes ESOP and recognition plan do not generate reinvestment income), less after-tax ESOP amortization and recognition plan vesting:

	After-tax reinvestment	3.18%
	ESOP loan term (years)	10
	Recognition plan vesting (years)	5
	Effective tax rate	34.00%

(4)	Figures reflect adjustments to “non-grandfathered” companies to reflect dilutive impact of cumulative dividends waived by the MHC (reflect FDIC policy regarding waived dividends).

(5)

Reflects pro forma ownership position of minority stockholders after taking into account the OTS and FDIC policies regarding waived dividends assuming a hypothetical second step. For OTS “grandfathered” companies, dilution reflects excess waived dividends and MHC assets. For all other companies, dilution reflects all waived dividends and MHC assets.

Source:

Audited and unaudited financial statements, corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2008 by RP® Financial, LC.

RP® Financial, LC.
Boards of Directors
March 19, 2008

          The Bank will adopt Statement of Position (“SOP” 93-6) which will cause earnings per share computations to be based on shares issued and outstanding excluding shares owned by an ESOP where there is not a commitment to release such shares. For the purpose of preparing the pro forma pricing tables and exhibits, we have reflected all shares issued in the offering including shares purchased by the ESOP as outstanding to capture the full dilutive impact of such stock to the Bank’s shareholders. However, we have considered the impact of the Bank’s adoption of SOP 93-6 in the determination of pro forma market value.

          Based on the foregoing, we have concluded that, as of March 19, 2008, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion, both shares issued to the public as well as to the MHC, is equal to $53,500,000.

          1.          P/E Approach. In applying the P/E approach, RP Financial’s valuation conclusions considered both reported earnings and a recurring or “core” earnings base, that is, earnings adjusted to exclude any one time non-operating and extraordinary items, plus the estimated after tax-earnings benefit from reinvestment of net stock proceeds. The Bank’s reported earnings equaled $1.960 million for the twelve months ended December 31, 2007. In deriving Malvern Federal’s core earnings, the only adjustment made to reported earnings was to eliminate $35,000 of net gains realized from the sale of loans and investments for the twelve months ended December 31, 2007. As shown below, on a tax effected basis, assuming application of an effective marginal tax rate of 38.5% for the adjustment, the Bank’s core earnings were determined to equal $1.938 million for the twelve months ended December 31, 2007. (Note: see Exhibit 2 for the adjustments applied to the Peer Group’s earnings in the calculation of core earnings).

Amount

($000)

Net income	$1,960
Deduct: Net gains on loans and investments(1)	(22)

Core earnings estimate	$1,938

(1)	Tax effected at 38.5%.

          Based on Malvern Federal’s reported and estimated core earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Bank’s reported and core P/E multiples (fully-converted basis) at the $53.5 million midpoint value equaled 25.89 times and 26.17 times, respectively. The Bank’s updated reported and core P/E multiples provided for discounts of 8.5% and 8.9% relative to the Peer Group’s average reported and core P/E multiples of 28.30 times and 28.72 times, respectively (versus premiums of 8.9% and 10.9% relative to the Peer Group’s average reported and core P/E multiples as indicated in the First Update). In comparison to the

RP® Financial, LC.
Boards of Directors
March 19, 2008

Peer Group’s median reported and core earnings multiples of 30.28 times and 30.47 times, respectively, the Bank’s pro forma reported and core P/E multiples at the $53.5 million midpoint value indicated discounts of 14.5% and 14.1% (versus premiums of 3.2% and 6.0% relative to the Peer Group’s median reported and core P/E multiples as indicated in the First Update). The Bank’s implied conversion pricing ratios relative to the Peer Group’s pricing ratios are indicated in Table 4, and the pro forma calculations are detailed in Exhibits 3 and 4.

          On an MHC reported basis, the Bank’s reported and core P/E multiples at the $53.5 million midpoint value equaled 27.57 times and 27.89 times, respectively. The Bank’s reported and core P/E multiples provided for discounts of 7.4% and 9.7% relative to the Peer Group’s average reported and core P/E multiples of 29.76 times and 30.89 times, respectively (versus premiums of 5.8% and 1.5% relative to the Peer Group’s average reported and core P/E multiples as indicated in the First Update). In comparison to the Peer Group’s median reported and core earnings multiples which both equaled 32.47 times, the Bank’s pro forma reported and core P/E multiples at the $53.5 million midpoint value indicated discounts of 15.1% and 14.1% on an MHC reported basis (versus a premium of 0.5% and a discount of 1.6% relative to the Peer Group’s median reported and core P/E multiples as indicated in the First Update). The Bank’s implied MHC pricing ratios relative to the MHC pricing ratios for the Peer Group are indicated in Table 5, and the pro forma calculations are detailed in Exhibits 5 and 6.

          2.          P/B Approach. P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, with the greater determinant of long term value being earnings. In applying the P/B approach, we considered both reported book value and tangible book value. Based on the $53.5 million midpoint value, the Bank’s P/B and P/TB ratios (fully-converted basis) both equaled 59.56%. In comparison to the average P/B and P/TB ratios indicated for the Peer Group of 83.67% and 86.56%, respectively, Malvern Federal’s updated ratios were discounted by 28.8% and 31.2% (versus discounts of 23.6% and 26.2% from the average Peer Group’s P/B and P/TB ratios as indicated in the First Update). In comparison to the median P/B and P/TB ratios indicated for the Peer Group of 81.69% and 84.46%, respectively, Malvern Federal’s updated ratios were discounted by 27.1% and 29.5% (versus discounts of 21.0% and 25.8% from the Peer Group’s median P/B and P/TB ratios as indicated in the First Update).

          On an MHC reported basis, the Bank’s P/B and P/TB ratios at the $53.5 million midpoint value both equaled 84.25%. In comparison to the average P/B and P/TB ratios indicated for the Peer Group of 146.08% and 155.47%, respectively, Malvern Federal’s updated P/B and P/TB ratios at the midpoint were discounted by 42.3% on a P/B basis and 45.8% on a P/TB basis (versus discounts of 37.1% and 40.8% from the Peer Group’s P/B and P/TB ratios as indicated in the First Update). In comparison to the median P/B and P/TB ratios indicated for the Peer Group of 132.07%

RP® Financial, LC.
Board of Directors
March 19, 2008

Table 4
MHC Institutions — Implied Pricing Ratios, Full Conversion Basis
Malvern Federal Savings Bank and the Comparables
As of March 19, 2008

		Fully Converted Implied Value		Per Share(8)		Pricing Ratios(3)						Dividends(4)

		Price/ Share(1)	Market Value	Core 12 Mo. EPS(2)	Book Value/ Share							Amount/ Share	Yield	Payout Ratio(5)
						P/E		P/B	P/A	P/TB	P/Core

		($)	($Mil)	($)	($)	(x)		(%)	(%)	(%)	(x)	($)	(%)	(%)
Financial Institution

Malvern Federal Savings Bank
Superrange		$10.00	$70.75	$0.29	$14.75	33.69	x	67.80%	11.76%	67.80%	34.04x	$0.00	0.00%	0.00%
Maximum		$10.00	$61.53	$0.33	$15.70	29.55	x	63.69%	10.36%	63.69%	29.86x	$0.00	0.00%	0.00%
Midpoint		$10.00	$53.50	$0.38	$16.79	25.89	x	59.56%	9.11%	59.56%	26.17x	$0.00	0.00%	0.00%
Minimum		$10.00	$45.48	$0.45	$18.26	22.18	x	54.76%	7.83%	54.76%	22.42x	$0.00	0.00%	0.00%

All Public Companies(7)
Averages		$13.23	$336.47	$0.53	$13.36	19.41	x	108.67%	14.08%	122.62%	20.51x	$0.37	2.57%	32.88%
Medians		$11.53	$74.35	$0.39	$11.69	18.56	x	101.28%	10.85%	112.29%	19.90x	$0.31	2.65%	27.03%

All Non-MHC State of PA(7)
Averages		$14.06	$521.33	$0.63	$14.95	15.37	x	92.48%	9.65%	114.79%	15.73x	$0.42	2.99%	42.75%
Medians		$12.70	$101.50	$0.60	$14.03	13.71	x	98.92%	6.53%	104.30%	14.20x	$0.46	3.27%	35.63%

Publicly-Traded MHC Institutions, Full Conversion Basis
Averages		$10.88	$151.71	$0.34	$12.98	28.30	x	83.67%	20.81%	86.56%	28.72x	$0.16	1.43%	29.18%
Medians		$10.00	$111.18	$0.37	$12.81	30.28	x	81.69%	17.33%	84.46%	30.47x	$0.18	1.62%	25.00%

Publicly-Traded MHC Institutions, Full Conversion Basis
BFSB	Brooklyn Federal MHC of NY (31.0)	$11.81	$156.70	$0.38	$13.58	30.28	x	86.97%	31.66%	86.97%	31.08x	$0.28	2.37%	73.68%
CSBK	Clifton Savings Bncrp MHC of NJ (41.0)	$10.00	$273.07	$0.18	$10.81	NM		92.51%	29.07%	92.51%	NM	$0.20	2.00%	NM
COBK	Colonial Bank MHC of NJ (44.9)	$10.00	$44.51	$0.36	$13.35	27.03	x	74.91%	9.31%	74.91%	27.78x	$0.00	0.00%	0.00%
FXCB	Fox Chase Bancorp MHC of PA (44.5)	$11.35	$162.91	$0.27	$13.85	NM		81.95%	18.32%	81.95%	NM	$0.00	0.00%	0.00%
LSBK	Lake Shore Bancorp MHC of NY (43.7)	$9.75	$63.02	$0.32	$12.76	30.47	x	76.41%	16.35%	76.41%	30.47x	$0.16	1.64%	50.00%
MGYR	Magyar Bancorp MHC of NJ (45.1)	$9.45	$54.75	$0.18	$12.82	NM		73.71%	10.68%	73.71%	NM	$0.00	0.00%	0.00%
OSHC	Ocean Shore Holding MHC of NJ (44.0)	$9.74	$81.89	$0.39	$11.96	24.97x		81.44%	12.77%	81.44%	24.97x	$0.00	0.00%	0.00%
ONFC	Oneida Financial MHC of NY (43.9)	$9.50	$73.96	$0.50	$12.14	17.59	x	78.25%	13.27%	106.98%	19.00x	$0.48	5.05%	NM
PBIP	Prudential Bancorp MHC PA (40.5)	$12.32	$140.47	$0.38	$12.80	32.42	x	96.25%	26.15%	96.25%	32.42x	$0.20	1.62%	52.63%
ROMA	Roma Financial Corp MHC of NJ (31.0)	$14.84	$465.80	$0.42	$15.73	35.33	x	94.34%	40.57%	94.46%	35.33x	$0.24	1.62%	57.14%

		Financial Characteristics(6)

		Total Assets	Equity/ Assets	NPAs/ Assets	Reported		Core
									Offering
					ROA	ROE	ROA	ROE	Size

		($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	($Mil)
Financial Institution

Malvern Federal Savings Bank
Superrange		$602	17.34%	1.12%	0.35%	2.01%	0.35%	1.99%	$69.3
Maximum		$594	16.26%	1.13%	0.35%	2.16%	0.35%	2.13%	$60.3
Midpoint		$587	15.29%	1.15%	0.35%	2.30%	0.35%	2.28%	$52.4
Minimum		$581	14.30%	1.16%	0.35%	2.47%	0.35%	2.44%	$44.6

All Public Companies(7)
Averages		$3,198	12.61%	1.08%	0.44%	3.75%	0.41%	3.65%
Medians		$799	10.41%	0.56%	0.44%	3.62%	0.42%	3.51%

All Non-MHC State of PA(7)
Averages		$8,660	10.57%	0.48%	0.27%	3.84%	0.28%	3.90%
Medians		$931	7.20%	0.51%	0.50%	6.34%	0.48%	5.85%

Publicly-Traded MHC Institutions, Full Conversion Basis
Averages		$658	24.13%	0.39%	0.64%	2.62%	0.64%	2.60%
Medians		$547	21.87%	0.10%	0.54%	2.73%	0.54%	2.69%

Publicly-Traded MHC Institutions, Full Conversion Basis
BFSB	Brooklyn Federal MHC of NY (31.0)	$495	36.41%	0.01%	1.05%	2.89%	1.02%	2.82%
CSBK	Clifton Savings Bncrp MHC of NJ (41.0)	$939	31.42%	0.02%	0.53%	1.65%	0.53%	1.65%
COBK	Colonial Bank MHC of NJ (44.9)	$478	12.42%	0.25%	0.37%	2.85%	0.36%	2.77%
FXCB	Fox Chase Bancorp MHC of PA (44.5)	$889	22.35%	0.10%	0.39%	1.63%	0.46%	1.92%
LSBK	Lake Shore Bancorp MHC of NY (43.7)	$386	21.39%	NA	0.54%	2.50%	0.54%	2.50%
MGYR	Magyar Bancorp MHC of NJ (45.1)	$513	14.49%	1.81%	0.21%	1.42%	0.21%	1.42%
OSHC	Ocean Shore Holding MHC of NJ (44.0)	$642	15.67%	0.05%	0.53%	3.26%	0.53%	3.26%
ONFC	Oneida Financial MHC of NY (43.9)	$557	16.95%	0.07%	0.80%	4.49%	0.74%	4.15%
PBIP	Prudential Bancorp MHC PA (40.5)	$537	27.17%	0.47%	0.81%	2.89%	0.81%	2.89%
ROMA	Roma Financial Corp MHC of NJ (31.0)	$1,148	43.00%	0.76%	1.14%	2.61%	1.14%	2.61%

(1)	Current stock price of minority stock. Average of High/Low or Bid/Ask price per share.

(2)

EPS (estimated core earnings) is based on reported trailing 12 month data, adjusted to omit non-operating gains and losses on a tax-effected basis. Public MHC data reflects additional earnings from reinvestment of proceeds of second step conversion.

(3)

P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/Core = Price to Core Earnings. Ratios are pro forma assuming a second step conversion to full stock form.

(4)	Indicated 12 month dividend, based on last quarterly dividend declared.

(5)	Indicated 12 month dividend as a percent of trailing 12 month estimated core earnings (earnings adjusted to reflect second step conversion).

(6)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month earnings and average equity and assets balances.

(7)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

(8)	Figures estimated by RP Financial to reflect a second step conversion of the MHC to full stock form.

Source:

Corporate reports, offering circulars, and RP® Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

RP® Financial, LC.
Board of Directors
March 19, 2008

Table 5
Public Market Pricing
Malvern Federal Savings Bank and the Comparables
As of March 19, 2008

		Market Capitalization		Per Share Data
											Dividends(4)
				Core 12 Month EPS(2)	Book Value/ Share	Pricing Ratios(3)
		Price/ Share(1)	Market Value								Amount/ Share	Yield	Payout Ratio(5)
						P/E	P/B	P/A	P/TB	P/Core

		($)	($Mil)	($)	($)	(x)	(%)	(%)	(%)	(x)	($)	(%)	(%)
Malvern Federal Savings Bank
Superrange		$10.00	$70.75	$0.27	$9.90	36.43x	101.01%	12.47%	101.01%	36.85x	$0.00	0.00%	0.00%
Maximum		$10.00	$61.53	$0.31	$10.80	31.70x	92.59%	10.91%	92.59%	32.06x	$0.00	0.00%	0.00%
Midpoint		$10.00	$53.50	$0.36	$11.87	27.57x	84.25%	9.54%	84.25%	27.89x	$0.00	0.00%	0.00%
Minimum		$10.00	$45.48	$0.42	$13.31	23.45x	75.13%	8.15%	75.13%	23.72x	$0.00	0.00%	0.00%

All Public Companies(7)
Averages		$13.23	$336.47	$0.53	$13.36	19.41x	108.67%	14.08%	122.62%	20.51x	$0.37	2.57%	32.88%
Medians		$11.53	$74.35	$0.39	$11.69	18.56x	101.28%	10.85%	112.29%	19.90x	$0.31	2.65%	27.03%

All Non-MHC State of PA(7)
Averages		$14.06	$521.33	$0.63	$14.95	15.37x	92.48%	9.65%	114.79%	15.73x	$0.42	2.99%	42.75%
Medians		$12.70	$101.50	$0.60	$14.03	13.71x	98.92%	6.53%	104.30%	14.20x	$0.46	3.27%	35.63%

Comparable Group Averages
Averages		$10.88	$60.94	$0.23	$7.59	29.76x	146.08%	24.19%	155.47%	30.89x	$0.16	1.43%	10.93%
Medians		$10.00	$42.23	$0.25	$7.53	32.47x	132.07%	18.86%	146.53%	32.47x	$0.18	1.62%	0.00%

Comparable Group
BFSB	Brooklyn Federal MHC of NY (31.0)	$11.81	$46.86	$0.24	$6.46	NM	182.82%	39.13%	182.82%	NM	$0.28	2.37%	NM
CSBK	Clifton Savings Bncrp MHC of NJ (41.0)	$10.00	$128.13	$0.09	$6.25	NM	160.00%	33.51%	160.00%	NM	$0.20	2.00%	NM
COBK	Colonial Bank MHC of NJ (44.9)	$10.00	$20.80	$0.27	$8.77	35.71	114.03%	9.72%	114.03%	37.04x	$0.00	0.00%	0.00%
FXCB	Fox Chase Bancorp MHC of PA (44.5)	$11.35	$74.13	$0.17	$8.53	NM	133.06%	20.04%	133.06%	NM	$0.00	0.00%	0.00%
LSBK	Lake Shore Bancorp MHC of NY (43.7)	$9.75	$29.02	$0.23	$8.24	NM	118.33%	17.69%	118.33%	NM	$0.16	1.64%	32.03%
MGYR	Magyar Bancorp MHC of NJ (45.1)	$9.45	$25.73	$0.10	$8.51	NM	111.05%	11.22%	111.05%	NM	$0.00	0.00%	0.00%
OSHC	Ocean Shore Holding MHC of NJ (44.0)	$9.74	$37.60	$0.30	$7.43	32.47	131.09%	13.57%	131.09%	32.47x	$0.00	0.00%	0.00%
ONFC	Oneida Financial MHC of NY (43.9)	$9.50	$33.00	$0.41	$7.62	21.11	124.67%	14.16%	217.89%	23.17x	$0.48	5.05%	NM
PBIP	Prudential Bancorp MHC PA (40.5)	$12.32	$63.51	$0.27	$6.98	NM	176.50%	29.77%	176.50%	NM	$0.20	1.62%	33.58%
ROMA	Roma Financial Corp MHC of NJ (31.0)	$14.84	$150.58	$0.25	$7.09	NM	209.31%	53.11%	209.90%	NM	$0.24	1.62%	NM

		Financial Characteristics(6)

		Total Assets	Equity/ Assets	NPAs/ Assets	Reported		Core
									Offering
					ROA	ROE	ROA	ROE	Size

		($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	($Mil)

Malvern Federal Savings Bank
Superrange		$567	12.33%	1.19%	0.34%	2.78%	0.34%	2.74%	$30.4
Maximum		$564	11.79%	1.19%	0.34%	2.92%	0.34%	2.88%	$26.5
Midpoint		$561	11.32%	1.20%	0.35%	3.05%	0.34%	3.02%	$23.0
Minimum		$558	10.84%	1.21%	0.35%	3.21%	0.34%	3.17%	$19.6

All Public Companies(7)
Averages		$3,198	12.61%	1.08%	0.44%	3.75%	0.41%	3.65%
Medians		$799	10.41%	0.56%	0.44%	3.62%	0.42%	3.51%

All Non-MHC State of PA(7)
Averages		$8,660	10.57%	0.48%	0.27%	3.84%	0.28%	3.90%
Medians		$931	7.20%	0.51%	0.50%	6.34%	0.48%	5.85%

Comparable Group Averages
Averages		$580	15.49%	0.39%	0.49%	3.12%	0.49%	3.09%
Medians		$505	15.00%	0.10%	0.43%	3.35%	0.43%	3.29%

Comparable Group
BFSB	Brooklyn Federal MHC of NY (31.0)	$400	21.40%	0.01%	0.83%	3.93%	0.80%	3.77%
CSBK	Clifton Savings Bncrp MHC of NJ (41.0)	$815	20.95%	0.02%	0.31%	1.42%	0.31%	1.42%
COBK	Colonial Bank MHC of NJ (44.9)	$458	8.53%	0.25%	0.29%	3.33%	0.28%	3.21%
FXCB	Fox Chase Bancorp MHC of PA (44.5)	$813	15.06%	0.10%	0.24%	1.48%	0.32%	1.94%
LSBK	Lake Shore Bancorp MHC of NY (43.7)	$356	14.95%	NA	0.42%	2.77%	0.42%	2.77%
MGYR	Magyar Bancorp MHC of NJ (45.1)	$488	10.10%	1.81%	0.12%	1.19%	0.12%	1.19%
OSHC	Ocean Shore Holding MHC of NJ (44.0)	$603	10.35%	0.05%	0.44%	4.03%	0.44%	4.03%
ONFC	Oneida Financial MHC of NY (43.9)	$522	11.36%	0.07%	0.72%	5.98%	0.65%	5.45%
PBIP	Prudential Bancorp MHC PA (40.5)	$471	16.87%	0.47%	0.65%	3.69%	0.65%	3.69%
ROMA	Roma Financial Corp MHC of NJ (31.0)	$877	25.38%	0.76%	0.89%	3.36%	0.89%	3.36%

(1)	Average of High/Low or Bid/Ask price per share.

(2)	EPS (estimate core basis) is based on actual trailing 12 month data, adjusted to omit non-operating items on a tax-effected basis, and is shown on a pro forma basis where appropriate.

(3)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/Core = Price to core earnings.

(4)	Indicated 12 month dividend, based on last quarterly dividend declared.

(5)	Indicated 12 month dividend as a percent of trailing 12 month estimated core earnings.

(6)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing 12 month common earnings and average common equity and total assets balances.

(7)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source:

Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

RP® Financial, LC.
Boards of Directors
March 19, 2008

and 146.53%, respectively, Malvern Federal’s updated P/B and P/TB ratios at the midpoint were discounted by 36.2% and 42.5% (versus discounts of 28.2% and 35.6% from the Peer Group’s median P/B and P/TB ratios as indicated in the First Update).

          In addition to the fundamental analysis applied to the Peer Group, RP Financial utilized a technical analysis of recent mutual holding company offerings. As indicated in the Original Appraisal and First Update, the pricing characteristics of recent mutual holding company offerings are not the primary determinate of value. Consistent with the Original Appraisal and First Update, particular focus was placed on the P/TB approach in this analysis, since the P/E multiples do not reflect the actual impact of reinvestment and the source of the conversion funds (i.e., external funds versus deposit withdrawals). The two recently completed MHC offerings (Meridian Interstate Bancorp and Sound Financial, Inc.) had an average closing pro forma price/tangible book ratio of 73.0% (fully-converted basis). In comparison, the Bank’s P/TB ratio of 59.56% at the midpoint value reflects an implied discount of 18.4% relative to the average closing pro forma P/TB ratio of the two recent MHC offerings. As of March 19, 2008, the closing stock prices for Meridian Interstate and Sound Financial reflected declines of 5.0% and 9.0% from their respective IPO prices.

          3. P/A Approach. P/A ratios are generally not as a reliable indicator of market value, as investors do not place significant weight on total assets as a determinant of market value. Investors place significantly greater weight on book value and earnings — which have received greater weight in our valuation analysis. At the $53.5 million midpoint value, Malvern Federal’s full conversion pro forma P/A ratio equaled 9.11%. In comparison to the Peer Group’s average P/A ratio (fully-converted basis) of 20.81%, Malvern Federal’s P/A ratio indicated a discount of 56.2% (versus a discount of 51.0% at the midpoint valuation in the First Update). In comparison to the Peer Group’s median P/A ratio of 17.33% (fully-converted basis), Malvern Federal’s updated P/A ratio at the midpoint indicated a discount of 47.4% (versus a discount of 38.8% at the midpoint valuation in the First Update).

          On an MHC reported basis, Malvern Federal’s pro forma P/A ratio at the $53.5 million midpoint value equaled 9.54%. In comparison to the Peer Group’s average P/A ratio of 24.19%, Malvern Federal’s P/A ratio indicated a discount of 60.6% (versus a discount of 55.9% at the midpoint valuation in the First Update). In comparison to the Peer Group’s median P/A ratio of 18.86%, Malvern Federal’s updated P/A ratio at the midpoint value indicated a discount of 49.4% (versus a discount of 40.8% at the midpoint valuation in the First Update).

Valuation Conclusion

          We have concluded that the Bank’s estimated pro forma market value should be decreased since the date of the First Update. Accordingly, it is our opinion that, as of

RP® Financial, LC.
Boards of Directors
March 19, 2008

March 19, 2008, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion, both shares issued publicly as well as to the MHC, equaled $53,500,000 at the midpoint, equal to 5,350,000 shares offered at a per share value of $10.00. The Board of Directors has established a public offering range such that the public ownership of the Bank will constitute a 43.0% ownership interest prior to the issuance of shares to the Foundation. Based on the public offering range and inclusive of the shares issued to the Foundation, equal to 2.0% of the shares issued in the reorganization, the public ownership of shares will represent 45.0% of the shares issued throughout the valuation range. Based on the foregoing valuation, the corresponding range of shares and market values based on a $10.00 per share price are as shown in the table below. The pro forma valuation calculations relative to the Peer Group (fully-converted basis) are shown in Table 8 and are detailed in Exhibit 3 and Exhibit 4; the pro forma valuation calculations relative to the Peer Group based on reported financials are shown in Table 9 and are detailed in Exhibits 5 and 6.

	Offering Shares	MHC Shares	Foundation Shares	Total Shares

Shares
Supermaximum	3,042,411	3,891,456	141,508	7,075,375
Maximum	2,645,575	3,383,875	123,050	6,152,500
Midpoint	2,300,500	2,942,500	107,000	5,350,000
Minimum	1,955,425	2,501,125	90,950	4,547,500

Market Value
Supermaximum	$30,424,110	$38,914,560	$1,415,080	$70,753,750
Maximum	26,445,750	33,838,750	1,230,500	61,525,000
Midpoint	23,005,000	29,425,000	1,070,000	53,500,000
Minimum	19,544,250	25,011,250	909,500	45,475,000

Respectfully submitted,

RP® FINANCIAL, LC.

Ronald S. Riggins
President and Managing Director

Gregory E. Dunn
Director

EXHIBITS

RP® Financial, LC.

LIST OF EXHIBITS

Exhibit
Number	Description

1	Stock Prices: As of March 19, 2008

2	Peer Group Core Earnings Analysis

3	Pro Forma Analysis Sheet – Fully Converted Basis

4	Pro Forma Effect of Conversion Proceeds – Fully Converted Basis

5	Pro Forma Analysis Sheet – Minority Stock Offering

6	Pro Forma Effect of Stock Proceeds – Minority Stock Offering

7	Firm Qualifications Statement

EXHIBIT 1

Stock Prices
As of March 19, 2008

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Exhibit 1 (continued)
Weekly Thrift Market Line - Part One
Prices As Of March 19, 2008

Financial Institution	Market Capitalization			Price Change Data						Current Per Share Financials				
				52 Week (1)			% Change From							
	Price/ Share(1)	Shares Outst- anding	Market Capital- ization(9)	High	Low	Last Week	Last Week	52 Wks Ago(2)	Dec 31, 2004(2)	Trailing 12 Mo. EPS(3)	12 Mo. Core EPS(3)	Book Value/ Share	Tangible Book Value/ Share(4)	Assets/ Share
	($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)
Market Averages. MHC Institutions														
All Public Companies(41)	11.75	29,231	150.5	15.26	10.14	11.82	-0.72	-15.61	-0.51	0.25	0.21	7.83	7.35	60.55
SAIF-Insured Thrifts(41)	11.75	29,231	150.5	15.26	10.14	11.82	-0.72	-15.61	-0.51	0.25	0.21	7.83	7.35	60.55
AMEX Traded Companies(1)	9.20	2,300	9.0	20.00	7.53	9.04	1.77	-20.00	19.79	0.42	0.39	8.93	8.93	57.48
NASDAQ Listed OTC Companies(40)	11.82	29,921	154.1	15.14	10.21	11.89	-0.79	-15.49	-1.03	0.24	0.21	7.80	7.31	60.63
California Companies(1)	11.36	13,950	59.8	19.80	7.61	10.64	6.77	-39.89	12.59	0.26	0.26	6.70	6.40	59.53
Mid-Atlantic Companies(24)	11.53	24,679	133.6	14.80	10.08	11.57	-0.43	-13.33	0.91	0.27	0.23	7.85	7.33	58.28
Mid-West Companies(8)	13.48	58,706	288.6	16.46	11.31	13.61	-1.12	-12.13	-1.76	0.18	0.16	8.38	7.71	66.43
New England Companies(5)	9.58	13,663	60.6	12.49	8.64	9.89	-3.16	-20.71	-5.16	0.23	0.22	7.65	7.39	63.16
South-East Companies(2)	10.94	12,248	45.1	18.44	9.48	11.07	-1.28	-35.55	-5.04	0.27	0.27	6.29	6.14	54.50
South-West Companies(1)	15.90	25,209	184.5	19.00	13.75	15.68	1.40	-6.14	-3.81	0.20	0.18	8.08	8.04	65.78
Thrift Strategy(41)	11.75	29,231	150.5	15.26	10.14	11.82	-0.72	-15.61	-0.51	0.25	0.21	7.83	7.35	60.55
Companies Issuing Dividends(28)	12.34	28,381	145.9	16.03	10.52	12.48	-1.38	-15.25	0.43	0.29	0.25	7.82	7.28	61.45
Companies Without Dividends(13)	10.39	31,215	161.3	13.47	9.26	10.29	0.80	-16.44	-2.68	0.14	0.13	7.85	7.50	58.46
Equity/Assets 6-12%(18)	12.45	15,215	108.9	16.88	10.58	12.61	-1.52	-22.08	-0.18	0.32	0.30	8.37	7.60	84.12
Equity/Assets >12%(22)	11.18	40,698	184.5	13.93	9.78	11.17	-0.07	-10.31	-0.77	0.19	0.14	7.39	7.14	41.27
Holding Company Structure(38)	11.79	30,178	155.9	15.26	10.21	11.89	-1.04	-15.11	-0.91	0.25	0.21	7.93	7.41	61.93
Assets Over $1 Billion(12)	15.18	75,048	402.2	17.98	12.87	15.06	1.09	-7.69	-0.91	0.25	0.24	8.15	7.56	58.35
Assets $500 Million-$1 Billion(9)	10.76	16,138	72.7	15.54	9.29	10.62	1.05	-23.78	-1.83	0.23	0.23	7.12	6.64	55.54
Assets $250-$500 Million(19)	10.14	7,224	31.7	13.17	8.92	10.43	-2.75	-16.93	-0.76	0.25	0.18	7.87	7.43	64.21
Assets less than $250 Million(1)	9.20	2,300	9.0	20.00	7.53	9.04	1.77	-20.00	19.79	0.42	0.39	8.93	8.93	57.48
Goodwill Companies(19)	11.75	38,965	176.3	15.48	10.22	11.85	-1.08	-15.73	-2.82	0.24	0.23	7.68	6.74	65.94
Non-Goodwill Companies(21)	11.83	20,146	125.7	15.22	10.11	11.87	-0.46	-16.36	1.71	0.25	0.20	7.98	7.88	57.27
MHC Institutions(41)	11.75	29,231	150.5	15.26	10.14	11.82	-0.72	-15.61	-0.51	0.25	0.21	7.83	7.35	60.55
MHC Converted Last 3 Months(1)	9.50	23,000	98.3	9.75	8.21	9.54	-0.42	-5.00	-5.00	0.14	0.14	8.81	8.81	44.12

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 2005 or within the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Copyright (c) 2006 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Exhibit 1 (continued)
Weekly Thrift Market Line - Part One
Prices As Of March 19, 2008

	Financial Institution	Market Capitalization: Price/ Share(1) ($)	Market Capitalization: Shares Outst- anding (000)	Market Capitalization: Market Capital- ization(9) ($Mil)	Price Change Data: 52 Week (1) High ($)	Price Change Data: 52 Week (1) Low ($)	Price Change Data: Last Week ($)	% Change From: Last Week (%)	% Change From: 52 Wks Ago(2) (%)	% Change From: Dec 31, 2004(2) (%)	Current Per Share Financials: Trailing 12 Mo. EPS(3) ($)	12 Mo. Core EPS(3) ($)	Book Value/ Share ($)	Tangible Book Value/ Share(4) ($)	Assets/ Share ($)
NASDAQ Listed OTC Companies (continued)															
OCFC	OceanFirst Fin. Corp of NJ	16.75	12,346	206.8	20.29	14.05	15.92	5.21	-15.62	5.95	0.09	0.68	10.07	10.07	156.12
ONFC	Oneida Financl MHC of NY(43.9)	9.50	7,785	33.0	13.44	8.71	10.00	-5.00	-19.49	-1.14	0.45	0.41	7.62	4.36	67.09
ORIT	Oritani Fin Cp MHC of NJ(32.0)	12.46	40,552	161.7	17.23	10.78	12.08	3.15	-18.30	1.30	0.29	0.30	6.90	6.90	32.04
OSBK	Osage Bancshares, Inc. of OK	8.52	3,604	30.7	10.05	7.47	9.30	-8.39	-14.80	2.16	0.33	0.32	9.79	9.79	37.95
PSBH	PSB Hldgs Inc MHC of CT (44.0)	8.25	6,566	25.4	10.93	7.57	8.94	-7.72	-23.04	-8.23	0.33	0.32	7.68	6.48	74.06
PVFC	PVF Capital Corp. of Solon OH(8)	10.00	7,774	77.7	16.14	8.00	9.99	0.10	-15.61	-10.31	0.37	0.32	9.26	9.26	112.63
PBCI	Pamrapo Bancorp, Inc. of NJ	16.30	4,976	81.1	23.82	13.02	16.15	0.93	-26.51	-19.31	0.87	0.87	11.78	11.78	132.12
PFED	Park Bancorp of Chicago IL	18.70	1,182	22.1	35.00	18.60	18.70	0.00	-43.78	-23.67	0.23	0.18	25.84	25.84	185.68
PVSA	Parkvale Financial Corp of PA	27.01	5,459	147.4	30.50	24.66	27.24	-0.84	-4.99	-2.67	2.51	2.47	23.46	17.82	334.95
PBHC	Pathfinder BC MHC of NY (36.3)	10.11	2,484	8.9	16.55	9.07	10.98	-7.92	-20.89	-1.37	0.38	0.26	8.48	6.92	126.35
PFDC	Peoples Bancorp of Auburn IN	15.00	3,105	46.6	20.20	14.01	15.37	-2.41	-24.13	1.01	0.90	0.86	20.19	19.43	151.77
PCBI	Peoples Community Bcrp. of OH	4.76	4,839	23.0	18.38	4.52	5.60	-15.00	-72.71	-66.10	-0.87	-0.91	17.46	11.56	186.45
PBCT	Peoples United Financial of CT	16.76	298,521	5,003.2	21.58	14.29	16.50	1.58	-17.80	-5.84	0.50	0.48	14.89	14.54	45.41
PROV	Provident Fin. Holdings of CA	15.74	6,196	97.5	28.74	12.00	15.99	-1.56	-43.54	-4.37	1.04	0.62	20.38	20.38	264.77
PBNY	Provident NY Bncrp, Inc. of NY	13.42	40,125	538.5	14.65	11.08	13.58	-1.18	-3.52	3.87	0.52	0.52	10.02	5.76	69.77
PBIP	Prudential Bncp MHC PA (40.5)	12.32	11,371	63.5	13.88	11.40	12.40	-0.65	-10.01	-1.04	0.27	0.27	6.98	6.98	41.38
PULB	Pulaski Fin Cp of St. Louis MO	10.80	10,013	108.1	16.90	9.40	10.71	0.84	-31.21	8.00	0.92	0.64	8.35	7.91	124.93
RPFG	Rainier Pacific Fin Grp of WA	12.50	6,467	80.8	22.59	11.01	12.50	0.00	-39.44	-15.60	0.61	0.60	13.43	12.89	135.90
RIVR	River Valley Bancorp of IN	15.08	1,635	24.7	20.00	13.75	15.04	0.27	-15.04	5.45	1.34	1.32	15.24	15.22	212.86
RVSB	Riverview Bancorp, Inc. of WA	10.20	10,912	111.3	16.40	8.81	10.50	-2.86	-35.77	-11.69	0.94	0.92	8.46	6.07	77.35
RCKB	Rockville Fin MHC of CT (44.8)	11.35	19,249	99.3	15.90	9.75	11.81	-3.90	-24.18	-6.97	0.37	0.34	8.13	8.08	69.39
ROMA	Roma Fin Corp MHC of NJ (31.0)	14.84	31,388	150.6	18.00	12.15	13.89	6.84	-0.80	-5.42	0.25	0.25	7.09	7.07	27.94
ROME	Rome Bancorp, Inc. of Rome NY	11.73	7,788	91.4	12.60	10.91	11.70	0.26	-6.68	1.38	0.39	0.39	8.86	8.86	40.85
SIFI	SI Fin Gp Inc MHC of CT (41.3)	9.62	12,236	49.4	12.96	9.15	9.81	-1.94	-24.84	-2.24	0.12	0.10	6.71	6.66	64.58
SVBI	Severn Bancorp, Inc. of MD	7.80	10,067	78.5	20.66	7.80	9.10	-14.29	-61.35	-19.50	1.10	1.09	9.46	9.43	95.58
SUPR	Superior Bancorp of AL	4.90	40,132	196.6	11.36	4.25	4.76	2.94	-55.21	-8.75	0.19	0.13	8.72	4.05	71.90
THRD	TF Fin. Corp. of Newtown PA	24.50	2,830	69.3	31.00	18.96	23.75	3.16	-19.67	-0.57	1.71	1.66	24.05	22.44	248.06
TFSL	TFS Fin Corp MHC of OH (31.7)	12.00	332,319	1,262.4	13.20	10.43	12.10	-0.83	20.00	0.50	0.09	0.08	6.04	6.01	31.53
TONE	TierOne Corp. of Lincoln NE(8)	11.91	18,059	215.1	33.02	10.11	11.85	0.51	-53.75	-46.23	-0.69	-0.74	19.14	16.43	195.90
TSBK	Timberland Bancorp, Inc. of WA	11.80	6,918	81.6	19.15	10.55	12.23	-3.52	-34.44	-3.12	1.13	1.09	10.84	9.86	93.47
TRST	TrustCo Bank Corp NY of NY	8.64	75,326	650.8	11.67	7.28	8.46	2.13	-9.81	-12.90	0.52	0.52	3.15	3.14	44.84
UCBA	United Comm Bncp MHC IN (43.8)	9.75	8,093	37.1	12.67	8.50	9.90	-1.52	-17.02	-20.73	0.11	0.06	7.30	7.30	47.23
UCFC	United Community Fin. of OH	5.54	30,052	166.5	11.49	4.28	5.89	-5.94	-49.54	0.36	0.25	0.19	9.08	7.92	92.01
UBNK	United Financial Bncrp of MA	10.99	17,764	195.2	15.37	9.99	11.00	-0.09	-19.84	-0.99	0.25	0.26	12.73	12.72	60.76
UWBK	United Western Bncp, Inc of CO	16.88	7,264	122.6	26.32	15.60	16.98	-0.59	-28.60	-15.60	1.40	1.28	15.61	15.61	288.56
VPFG	ViewPoint Finl MHC of TX(45.4)	15.90	25,209	184.5	19.00	13.75	15.68	1.40	-6.14	-3.81	0.20	0.18	8.08	8.04	65.78
WSB	WSB Holdings, Inc. of Bowie MD	5.35	7,597	40.6	8.84	0.02	5.85	-8.55	-36.84	1.90	0.26	0.22	8.41	8.41	59.69
WSFS	WSFS Financial Corp. of DE	46.61	6,167	287.4	69.00	41.12	46.48	0.28	-27.58	-7.15	4.82	4.92	32.93	32.70	500.05
WVFC	WVS Financial Corp. of PA	16.00	2,263	36.2	17.20	15.77	16.00	0.00	-2.44	-2.62	1.83	1.83	14.03	14.03	194.91
WFSL	Washington Federal, Inc. of WA	23.44	87,475	2,050.4	27.44	18.26	22.92	2.27	0.26	11.04	1.54	1.54	15.34	14.12	120.91
WAUW	Wauwatosa Hlds MHC of WI(29.1)	12.56	31,251	126.2	18.00	11.17	11.32	10.95	-27.10	-2.03	0.05	0.01	6.46	6.46	54.72
WAYN	Wayne Savings Bancshares of OH	10.00	3,125	31.3	14.63	9.81	10.00	0.00	-26.85	-8.00	0.65	0.65	11.09	10.35	128.31
WFD	Westfield Fin. Inc. of MA	9.82	31,934	313.6	12.29	8.52	9.80	0.20	-5.21	1.24	0.27	0.28	8.97	8.97	32.56
WFBC	Willow Financial Bcp Inc of PA	6.55	15,496	101.5	13.12	6.00	7.30	-10.27	-47.35	-21.93	0.50	0.48	13.32	6.28	101.66

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Exhibit 1
Weekly Thrift Market Line - Part Two
Prices As Of March 19, 2008

Financial Institution	Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data(6)		
	Equity/ Assets (%)	Tang. Equity/ Assets (%)	Reported Earnings ROA(5) (%)	Reported Earnings ROE(5) (%)	Reported Earnings ROI(5) (%)	Core Earnings ROA(5) (%)	Core Earnings ROE(5) (%)	NPAs Assets (%)	Resvs/ NPAs (%)	Resvs/ Loans (%)	Price/ Earning (X)	Price/ Book (%)	Price/ Assets (%)	Price/ Tang. Book (%)	Price/ Core Earnings (x)	Ind. Div./ Share ($)	Divi- dend Yield (%)	Payout Ratio(7) (%)
Market Averages. All Public Companies(no MHCs)																		
SAIF-Insured Thrifts(125)	11.78	10.59	0.43	3.97	4.38	0.43	3.99	1.20	151.17	0.97	18.49	95.01	11.15	110.16	19.21	0.40	2.75	38.55
NYSE Traded Companies(13)	9.09	6.46	-0.08	-2.27	-1.75	0.01	-1.18	2.33	114.29	1.41	16.71	76.69	7.38	119.92	18.53	0.27	1.47	23.28
AMEX Traded Companies(2)	7.72	7.46	-0.13	-3.38	8.99	-0.11	-2.99	3.75	70.26	1.65	11.12	71.75	6.15	74.96	11.27	0.68	2.00	44.44
NASDAQ Listed OTC Companies(110)	12.16	11.12	0.50	4.81	4.98	0.49	4.71	0.98	158.54	0.90	18.68	97.52	11.67	109.72	19.35	0.41	2.91	39.14
California Companies(9)	7.42	7.31	0.06	0.24	5.61	0.14	1.74	2.69	151.82	1.40	13.50	62.24	4.70	63.51	15.04	0.29	2.19	29.28
Florida Companies(5)	6.81	6.44	-0.15	-2.30	5.12	-0.20	-2.84	4.92	28.30	1.79	9.74	55.89	4.27	58.88	10.02	0.01	0.24	1.28
Mid-Atlantic Companies(33)	11.02	9.27	0.45	4.74	3.64	0.49	5.13	0.55	158.68	0.85	19.23	119.42	12.35	147.60	18.73	0.43	2.87	38.43
Mid-West Companies(39)	10.39	9.45	0.44	4.44	4.47	0.40	4.02	1.57	76.29	0.89	16.28	84.93	8.88	93.13	18.28	0.50	3.55	49.73
New England Companies(18)	15.92	14.49	0.50	3.74	3.30	0.49	3.64	0.40	274.29	0.95	24.84	102.41	16.21	119.62	25.87	0.38	2.23	41.09
North-West Companies(5)	14.04	12.69	1.01	7.77	6.93	1.00	7.66	0.32	333.10	0.88	15.94	109.13	14.41	124.92	15.92	0.40	2.77	37.24
South-East Companies(11)	15.55	14.37	0.61	5.48	5.60	0.59	5.28	1.12	143.55	1.13	18.81	88.26	13.02	102.49	21.66	0.42	2.51	29.70
South-West Companies(3)	12.76	11.25	0.07	-2.35	5.11	0.05	-2.52	1.11	250.09	0.86	20.78	46.98	8.63	60.05	21.19	0.11	1.33	0.00
Western Companies (Excl CA)(2)	15.73	15.73	0.58	6.52	5.40	0.50	5.79	0.44	107.77	0.72	25.94	103.18	15.71	103.18	13.19	0.23	1.66	17.14
Thrift Strategy(118)	11.79	10.60	0.44	4.06	4.71	0.45	4.12	1.21	151.70	0.95	18.54	95.06	11.13	110.07	19.14	0.41	2.78	38.44
Mortgage Banker Strategy(4)	7.53	6.01	-0.21	-1.55	-5.93	-0.26	-2.36	1.34	87.02	1.30	13.35	77.42	5.82	103.48	18.99	0.37	2.25	57.40
Diversified Strategy(2)	19.69	19.28	1.08	9.57	6.66	1.07	9.62	0.37	224.86	1.07	21.60	127.05	23.11	128.90	22.20	0.47	2.01	8.30
Companies Issuing Dividends(99)	11.49	10.25	0.57	5.68	5.53	0.57	5.65	1.07	157.47	0.93	18.01	101.83	11.53	118.39	18.75	0.51	3.47	48.87
Companies Without Dividends(26)	12.89	11.87	-0.08	-2.53	-0.61	-0.07	-2.32	1.71	125.97	1.10	22.31	69.08	9.70	78.91	22.83	0.00	0.00	0.00
Equity/Assets <6%(10)	5.24	4.63	-0.05	-0.60	6.85	0.04	0.84	1.64	88.90	0.89	12.28	78.47	4.24	87.89	11.90	0.30	2.12	24.22
Equity/Assets 6-12%(72)	8.50	7.69	0.45	5.22	5.03	0.43	4.99	1.47	132.00	1.03	15.44	98.22	8.26	109.64	16.67	0.49	3.21	42.81
Equity/Assets >12%(43)	18.57	16.64	0.51	2.89	2.92	0.53	3.03	0.64	197.38	0.87	26.19	93.28	17.38	115.80	26.19	0.29	2.13	31.41
Converted Last 3 Mths (no MHC)(3)	19.03	17.35	0.47	2.88	2.90	0.47	2.87	0.46	121.16	0.83	34.98	83.51	16.38	93.89	28.11	0.07	0.63	0.00
Actively Traded Companies(9)	9.10	8.32	0.42	4.32	1.52	0.45	4.68	0.69	180.81	0.82	17.59	115.98	11.00	130.21	17.63	0.69	3.18	55.94
Market Value Below $20 Million(8)	8.65	8.60	-0.15	-2.00	1.42	-0.17	-2.38	1.84	237.02	0.93	13.13	72.91	6.40	73.37	13.25	0.21	2.38	45.78
Holding Company Structure(119)	11.84	10.58	0.46	4.16	4.59	0.46	4.22	1.21	146.44	0.97	18.44	94.49	11.19	110.44	19.21	0.41	2.80	38.79
Assets Over $1 Billion(55)	11.25	9.31	0.45	4.04	4.46	0.48	4.23	1.25	146.06	1.02	18.82	99.88	11.26	125.97	19.82	0.40	2.65	39.10
Assets $500 Million-$1 Billion(35)	10.78	9.89	0.43	4.46	4.91	0.42	4.41	1.30	162.72	0.95	17.44	93.81	10.28	104.72	17.22	0.48	2.87	42.80
Assets $250-$500 Million(26)	13.71	13.29	0.49	4.41	4.77	0.49	4.51	1.10	124.64	0.89	18.46	87.99	11.94	90.89	19.23	0.34	2.93	31.84
Assets less than $250 Million(9)	13.19	13.18	0.13	0.03	0.46	0.04	-0.99	0.67	217.98	0.93	21.63	90.41	11.46	90.55	24.48	0.32	2.29	37.61
Goodwill Companies(81)	10.64	8.87	0.50	4.81	5.11	0.50	4.92	1.22	141.67	0.98	16.95	97.73	10.39	120.65	17.97	0.46	3.01	42.59
Non-Goodwill Companies(42)	13.89	13.77	0.31	2.40	3.02	0.30	2.26	1.19	172.08	0.93	21.73	90.13	12.57	90.89	21.80	0.31	2.31	31.48
Acquirors of FSLIC Cases(4)	9.40	9.09	-0.09	-2.83	-4.93	-0.16	-3.63	2.46	68.13	1.21	15.22	96.96	9.45	100.79	19.76	0.37	1.97	54.55

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 2001 or in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Copyright (c) 2006 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Exhibit 1 (continued)
Weekly Thrift Market Line - Part Two
Prices As Of March 19, 2008

	Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data(6)		
			Reported Earnings			Core Earnings												
Financial Institution	Equity/ Assets (%)	Tang. Equity/ Assets (%)	ROA(5) (%)	ROE(5) (%)	ROI(5) (%)	ROA(5) (%)	ROE(5) (%)	NPAs Assets (%)	Resvs/ NPAs (%)	Resvs/ Loans (%)	Price/ Earning (X)	Price/ Book (%)	Price/ Assets (%)	Price/ Tang. Book (%)	Price/ Core Earnings (x)	Ind. Div./ Share ($)	Divi- dend Yield (%)	Payout Ratio(7) (%)
Market Averages. MHC Institutions																		
SAIF-Insured Thrifts(41)	15.11	14.35	0.48	3.08	2.12	0.36	2.62	0.72	194.44	0.74	26.28	149.67	22.85	159.99	31.19	0.26	2.03	15.07
AMEX Traded Companies(1)	15.54	15.54	0.73	4.75	4.57	0.68	4.41	0.90	75.13	0.82	21.90	103.02	16.01	103.02	23.59	0.32	3.48	0.00
NASDAQ Listed OTC Companies(40)	15.10	14.32	0.48	3.03	2.06	0.35	2.57	0.72	199.03	0.74	26.68	150.87	23.03	161.45	31.95	0.26	1.99	15.07
California Companies(1)	11.25	10.75	0.45	3.92	2.29	0.45	3.92	0.19	178.23	0.39	NM	169.55	19.08	177.50	NM	0.44	3.87	0.00
Mid-Atlantic Companies(24)	16.19	15.39	0.58	3.35	2.26	0.39	2.71	0.50	253.06	0.74	26.44	146.66	24.40	159.37	29.59	0.19	1.59	15.70
Mid-West Companies(8)	15.16	14.00	0.27	2.01	1.56	0.23	1.68	1.92	39.06	0.69	21.77	158.22	23.47	168.33	37.50	0.45	2.64	0.00
New England Companies(5)	12.67	12.31	0.37	3.01	2.43	0.35	2.82	0.36	203.84	0.77	27.84	126.10	15.67	130.54	29.58	0.18	1.90	27.03
South-East Companies(2)	12.02	11.75	0.56	4.26	2.42	0.57	4.34	0.90	123.46	1.45	NM	175.58	21.73	179.72	39.32	0.44	4.24	0.00
South-West Companies(1)	12.28	12.22	0.31	2.39	1.26	0.28	2.15	0.26	141.63	0.66	NM	196.78	24.17	197.76	NM	0.24	1.51	0.00
Thrift Strategy(41)	15.11	14.35	0.48	3.08	2.12	0.36	2.62	0.72	194.44	0.74	26.28	149.67	22.85	159.99	31.19	0.26	2.03	15.07
Companies Issuing Dividends(28)	15.21	14.40	0.57	3.64	2.43	0.41	3.06	0.59	200.07	0.71	23.92	155.77	23.87	168.15	29.51	0.37	2.90	52.76
Companies Without Dividends(13)	14.89	14.23	0.27	1.76	1.41	0.24	1.57	0.99	184.86	0.80	31.02	135.44	20.49	140.94	35.67	0.00	0.00	0.00
Equity/Assets 6-12%(18)	10.31	9.47	0.39	3.73	2.73	0.36	3.48	0.80	212.15	0.74	27.37	144.75	15.02	160.46	31.13	0.38	2.64	9.01
Equity/Assets >12%(22)	19.05	18.34	0.56	2.54	1.63	0.36	1.91	0.65	175.36	0.74	23.03	153.70	29.26	159.60	31.46	0.17	1.53	19.62
Holding Company Structure(38)	15.01	14.20	0.48	3.08	2.15	0.35	2.59	0.78	169.52	0.77	26.28	148.13	22.48	159.07	31.19	0.26	1.99	10.53
Assets Over $1 Billion(12)	16.17	15.17	0.39	2.69	1.47	0.37	2.55	1.00	112.16	0.74	30.58	180.32	27.79	194.60	29.64	0.31	1.30	9.01
Assets $500 Million-$1 Billion(9)	14.33	13.60	0.45	3.18	2.18	0.45	3.14	0.32	598.61	0.61	26.79	152.12	22.86	165.57	27.82	0.27	2.55	0.00
Assets $250-$500 Million(19)	14.75	14.09	0.54	3.19	2.38	0.30	2.35	0.72	96.37	0.79	24.70	131.75	20.09	138.77	34.10	0.23	2.19	26.16
Assets less than $250 Million(1)	15.54	15.54	0.73	4.75	4.57	0.68	4.41	0.90	75.13	0.82	21.90	103.02	16.01	103.02	23.59	0.32	3.48	0.00
Goodwill Companies(19)	13.86	12.37	0.35	2.88	1.87	0.33	2.73	0.56	205.95	0.77	26.06	153.06	21.84	174.49	31.07	0.31	2.63	54.05
Non-Goodwill Companies(21)	15.82	15.70	0.58	3.20	2.30	0.36	2.49	0.84	195.81	0.69	25.16	147.32	23.30	148.26	31.33	0.23	1.61	13.08
MHC Institutions(41)	15.11	14.35	0.48	3.08	2.12	0.36	2.62	0.72	194.44	0.74	26.28	149.67	22.85	159.99	31.19	0.26	2.03	15.07
MHC Converted Last 3 Months(1)	19.97	19.97	0.32	1.59	1.47	0.32	1.59	0.56	69.43	0.65	NM	107.83	21.53	107.83	NM	0.00	0.00	0.00

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 2001 or in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Copyright (c) 2006 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Exhibit 1 (continued)
Weekly Thrift Market Line - Part Two
Prices As Of March 19, 2008

	Financial Institution	Key Financial Ratios: Equity/ Assets	Key Financial Ratios: Tang. Equity/ Assets	Reported Earnings: ROA(5)	Reported Earnings: ROE(5)	Reported Earnings: ROI(5)	Core Earnings: ROA(5)	Core Earnings: ROE(5)	Asset Quality Ratios: NPAs Assets	Asset Quality Ratios: Resvs/ NPAs	Asset Quality Ratios: Resvs/ Loans	Pricing Ratios: Price/ Earning	Pricing Ratios: Price/ Book	Pricing Ratios: Price/ Assets	Pricing Ratios: Price/ Tang. Book	Pricing Ratios: Price/ Core Earnings	Dividend Data(6): Ind. Div./ Share	Dividend Data(6): Divi- dend Yield	Dividend Data(6): Payout Ratio(7)
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)
	NYSE Traded Companies																		
AF	Astoria Financial Corp. of NY	5.58	4.72	0.58	10.29	4.67	0.63	11.24	0.54	67.68	0.49	21.39	219.84	12.26	259.42	19.58	1.04	3.74	NM
BFF	BFC Financial Corp. of FL(8)	2.14	1.12	-0.05	-2.20	-9.01	-0.11	-5.29	2.55	48.90	1.98	NM	24.56	0.53	46.84	NM	0.00	0.00	NM
BBX	BankAtlantic Bancorp Inc of FL	7.20	6.01	-0.35	-4.51	-9.95	-0.56	-7.22	NA	NA	2.04	NM	49.08	3.53	58.77	NM	0.02	0.50	NM
DSL	Downey Financial Corp. of CA	9.95	9.93	-0.38	-3.99	-10.41	-0.47	-4.89	7.77	33.42	3.03	NM	40.70	4.05	40.80	NM	0.48	2.46	NM
FED	FirstFed Financial Corp. of CA	9.06	9.06	1.16	13.43	23.89	1.12	12.98	2.79	63.55	1.93	4.19	59.42	5.38	59.46	4.33	0.00	0.00	0.00
FBC	Flagstar Bancorp, Inc. of MI	4.39	4.39	-0.25	-5.15	-10.40	-0.42	-8.80	2.00	32.89	0.89	NM	54.35	2.39	54.35	NM	0.00	0.00	NM
GFG	Guaranty Financial Group of TX	6.78	5.76	0.14	2.11	6.35	0.14	2.11	1.10	63.78	1.17	15.75	33.29	2.26	39.14	15.75	0.00	0.00	0.00
IMB	IndyMac Bancorp, Inc. of CA	4.10	3.73	-1.95	-32.89	NM	-1.10	-18.56	4.63	26.30	1.97	NM	29.50	1.21	32.49	NM	0.00	0.00	NM
NYB	New York Community Bcrp of NY	13.68	5.34	0.95	7.11	4.80	1.24	9.26	0.07	406.10	0.46	20.84	138.70	18.98	355.56	16.00	1.00	5.58	NM
NAL	NewAlliance Bancshares of CT	17.14	10.02	0.30	1.70	1.74	0.54	3.01	0.21	253.50	0.93	NM	97.53	16.72	166.80	32.33	0.26	2.06	NM
PFB	PFF Bancorp, Inc. of Pomona CA	7.46	7.43	-0.20	-2.40	-5.57	-0.19	-2.34	5.40	30.84	1.81	NM	48.54	3.62	48.71	NM	0.00	0.00	NM
PFS	Provident Fin. Serv. Inc of NJ	15.74	7.56	0.62	3.68	4.68	0.57	3.39	0.56	114.28	0.95	21.37	80.21	12.62	167.00	23.21	0.44	3.27	69.84
SOV	Sovereign Bancorp, Inc. of PA	8.02	3.54	-1.60	-16.67	-29.03	-1.38	-14.37	0.51	164.85	1.23	NM	69.05	5.54	156.50	NM	0.00	0.00	NM
	AMEX Traded Companies																		
FDT	Federal Trust Corp. of FL	6.09	6.09	-1.21	-16.97	NM	-1.15	-16.06	6.85	29.32	2.40	NM	33.97	2.07	33.97	NM	0.00	0.00	NM
GOV	Gouverneur Bcp MHC of NY(43.0)	15.54	15.54	0.73	4.75	4.57	0.68	4.41	0.90	75.13	0.82	21.90	103.02	16.01	103.02	23.59	0.32	3.48	NM
TSH	Teche Hlding Cp of N Iberia LA	9.34	8.82	0.94	10.21	8.99	0.93	10.07	0.64	111.20	0.90	11.12	109.52	10.23	115.94	11.27	1.36	4.00	44.44
	NASDAQ Listed OTC Companies																		
ABBC	Abington Bancorp, Inc. of PA	23.14	23.14	0.70	3.65	2.87	0.70	3.65	0.29	58.27	0.26	34.86	98.92	22.89	98.92	34.86	0.20	1.98	68.97
ALLB	Alliance Bank MHC of PA (45.0)	11.91	11.91	0.37	3.49	2.32	0.37	3.49	0.49	133.33	1.08	NM	130.03	15.48	130.03	NM	0.24	2.65	NM
ASBI	Ameriana Bncp of New Castle IN	7.95	7.75	0.05	0.73	0.91	0.24	3.26	1.33	47.17	0.90	NM	77.99	6.20	79.98	24.31	0.16	1.83	NM
ABNJ	American Bncrp of NJ Inc of NJ	16.98	16.98	0.06	0.33	0.29	0.06	0.33	NA	NA	0.60	NM	123.72	21.01	123.72	NM	0.16	1.54	NM
ABCW	Anchor BanCorp Wisconsin of WI	7.22	6.80	0.74	10.01	8.65	0.68	9.18	1.85	32.91	0.72	11.56	114.33	8.25	121.40	12.60	0.72	3.94	45.57
ACFC	Atl Cst Fed Cp of GA MHC(36.2)	9.92	9.60	0.36	3.48	2.37	0.36	3.48	1.03	NA	NA	NM	145.93	14.47	150.70	NM	0.60	6.19	NM
BCSB	BCSB Bankcorp MHC of MD (36.5)(8)	5.73	5.33	-0.38	-7.57	-7.32	0.16	3.10	0.49	86.32	0.63	NM	99.83	5.72	107.32	33.39	0.00	0.00	NM
BKMU	Bank Mutual Corp of WI	12.33	10.76	0.48	3.53	3.06	0.48	3.53	2.15	15.67	0.58	32.65	128.62	15.86	147.41	32.65	0.36	3.24	NM
BFIN	BankFinancial Corp. of IL	19.67	17.61	0.46	2.32	2.12	0.49	2.46	0.87	85.81	0.87	NM	115.36	22.69	128.84	NM	0.28	1.85	NM
BKUNA	BankUnited Fin. Corp. of FL	5.32	5.12	0.19	3.53	18.14	0.19	3.53	2.99	27.28	0.92	5.51	19.98	1.06	20.75	5.51	0.02	0.47	2.56
BFED	Beacon Federal Bancorp of NY	14.42	14.42	0.33	2.32	3.28	0.32	2.25	NA	NA	0.95	30.47	70.77	10.20	70.77	31.39	0.00	0.00	0.00
BNCL	Beneficial Mut MHC of PA(44.3)	17.38	13.54	-0.22	-1.47	-0.84	-0.22	-1.47	0.59	110.58	1.10	NM	127.35	22.13	163.51	NM	0.00	0.00	NM
BFBC	Benjamin Frkln Bncrp Inc of MA	11.90	7.88	0.40	3.35	3.37	0.40	3.35	NA	NA	0.94	29.67	99.78	11.87	150.66	29.67	0.24	1.76	52.17
BHLB	Berkshire Hills Bancorp of MA	13.00	5.74	0.59	4.68	5.59	0.71	5.63	NA	NA	1.14	17.88	74.06	9.63	167.66	14.88	0.60	2.60	46.51
BOFI	Bofi Holding, Inc. Of CA	6.91	6.91	0.30	4.10	5.87	0.28	3.73	0.02	603.21	0.29	17.03	66.78	4.61	66.78	18.68	0.00	0.00	0.00
BYFC	Broadway Financial Corp. of CA	5.47	5.47	0.41	7.16	8.82	0.40	7.06	0.01	NA	0.67	11.33	76.78	4.20	76.78	11.49	0.20	2.35	26.67
BRKL	Brookline Bancorp, Inc. of MA	21.43	19.42	0.75	3.27	2.92	0.75	3.27	0.26	388.88	1.29	34.19	118.57	25.41	130.86	34.19	0.34	3.21	NM
BFSB	Brooklyn Fed MHC of NY (31.0)	21.40	21.40	0.83	3.93	2.12	0.80	3.77	0.01	NA	0.64	NM	182.82	39.13	182.82	NM	0.28	2.37	NM
CITZ	CFS Bancorp, Inc of Munster IN	11.34	11.23	0.62	5.76	4.95	0.60	5.51	2.67	26.09	1.01	20.21	116.17	13.17	117.23	21.12	0.48	3.39	68.57
CMSB	CMS Bancorp Inc of W Plains NY	13.67	13.67	-0.56	-4.50	-4.85	-0.56	-4.50	NA	NA	0.18	NM	78.43	10.72	78.43	NM	0.00	0.00	NM
CBNJ	Cape Bancorp, Inc. of NJ	16.29	11.29	0.32	1.96	2.81	0.43	2.62	0.54	118.82	0.88	35.56	69.82	11.37	100.73	26.67	0.00	0.00	0.00
CFFN	Capitol Fd Fn MHC of KS (29.8)	10.86	10.86	0.39	3.58	1.17	0.39	3.58	0.15	34.04	0.08	NM	308.07	33.45	308.07	NM	2.00	5.57	NM
CARV	Carver Bancorp, Inc. of NY	6.74	5.88	0.62	9.16	16.70	0.59	8.73	0.52	132.69	0.84	5.99	52.85	3.56	60.62	6.28	0.40	3.48	20.83
CEBK	Central Bncrp of Somerville MA	7.06	6.66	0.25	3.59	4.47	0.13	1.82	1.68	36.33	0.72	22.35	79.53	5.62	84.33	NM	0.72	3.79	NM
CFBK	Central Federal Corp. of OH	9.79	9.79	0.00	0.00	0.00	0.10	0.95	0.17	562.68	1.15	NM	65.32	6.39	65.32	NM	0.20	4.96	NM
CHEV	Cheviot Fin Cp MHC of OH(40.3)	21.58	21.58	0.31	1.44	1.26	0.31	1.44	NA	NA	NA	NM	115.74	24.98	115.74	NM	0.36	4.11	NM
CBNK	Chicopee Bancorp, Inc. of MA	22.51	22.51	0.35	1.49	1.73	0.22	0.95	0.22	303.35	0.80	NM	88.69	19.96	88.69	NM	0.00	0.00	0.00
CZWI	Citizens Comm Bncorp Inc of WI	18.51	16.81	0.38	1.67	2.37	0.38	1.67	0.42	57.05	0.29	NM	72.12	13.35	79.41	NM	0.20	2.49	NM
CTZN	Citizens First Bancorp of MI	9.57	8.90	0.28	2.88	6.69	0.28	2.88	2.53	45.25	1.33	14.94	43.57	4.17	46.86	14.94	0.36	3.77	56.25
CSBC	Citizens South Bnkg Corp of NC	10.78	6.80	0.75	6.64	7.55	0.81	7.17	0.30	262.12	1.10	13.24	88.77	9.57	140.80	12.25	0.32	3.27	43.24
CSBK	Clifton Svg Bp MHC of NJ(41.0)	20.95	20.95	0.31	1.42	0.90	0.31	1.42	0.02	953.64	0.34	NM	160.00	33.51	160.00	NM	0.20	2.00	NM
COBK	Colonial Bank MHC of NJ (44.9)	8.53	8.53	0.29	3.33	2.80	0.28	3.21	0.25	119.38	0.57	35.71	114.03	9.72	114.03	37.04	0.00	0.00	0.00
CFFC	Community Fin. Corp. of VA	7.77	7.77	0.78	9.80	11.97	0.78	9.80	0.62	104.58	0.73	8.35	83.05	6.45	83.05	8.35	0.26	3.54	29.55
DNBK	Danvers Bancorp, Inc. of MA	14.77	14.73	0.41	2.79	3.38	0.41	2.79	0.55	115.14	1.00	29.56	82.51	12.19	82.72	29.56	0.00	0.00	0.00
DCOM	Dime Community Bancshars of NY	7.68	6.09	0.68	8.05	4.00	0.68	8.05	0.08	538.76	0.53	24.97	207.82	15.96	262.00	24.97	0.56	3.40	NM
ESBF	ESB Financial Corp. of PA	6.57	4.26	0.42	6.34	6.44	0.39	5.85	NA	NA	0.84	15.54	99.51	6.53	153.26	16.83	0.40	3.96	61.54
ESSA	ESSA Bancorp, Inc. of PA	22.26	22.26	-0.46	-2.51	-2.19	-0.46	-2.51	NA	NA	0.68	NM	93.61	20.84	93.61	NM	0.00	0.00	NM
ESBK	Elmira Svgs Bank, FSB of NY	6.50	6.46	0.44	6.83	3.79	0.59	9.04	NA	NA	0.83	26.35	174.89	11.37	175.99	19.90	0.88	4.51	NM
FFDF	FFD Financial Corp of Dover OH	10.44	10.44	0.90	8.59	9.81	0.85	8.11	NA	NA	0.68	10.20	85.76	8.95	85.76	10.80	0.66	4.53	46.15
FFCO	FedFirst Fin MHC of PA (45.2)	15.37	14.99	-0.53	-3.28	-2.84	-0.53	-3.28	NA	NA	0.77	NM	117.90	18.12	120.90	NM	0.00	0.00	NM
FSBI	Fidelity Bancorp, Inc. of PA	6.48	6.10	0.51	8.10	9.19	0.52	8.16	NA	NA	0.67	10.89	86.59	5.61	91.90	10.80	0.56	4.15	45.16
FABK	First Advantage Bancorp of TN	29.19	29.19	0.38	1.30	1.61	0.46	1.57	0.33	180.62	1.28	NM	80.55	23.52	80.55	NM	0.00	0.00	0.00

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

Exhibit 1 (continued)
Weekly Thrift Market Line - Part Two
Prices As Of March 19, 2008

Financial Institution	Key Financial Ratios							Asset Quality Ratios			Pricing Ratios					Dividend Data(6)		
	Equity/ Assets (%)	Tang. Equity/ Assets (%)	Reported Earnings ROA(5) (%)	Reported Earnings ROE(5) (%)	Reported Earnings ROI(5) (%)	Core Earnings ROA(5) (%)	Core Earnings ROE(5) (%)	NPAs Assets (%)	Resvs/ NPAs (%)	Resvs/ Loans (%)	Price/ Earning (X)	Price/ Book (%)	Price/ Assets (%)	Price/ Tang. Book (%)	Price/ Core Earnings (x)	Ind. Div./ Share ($)	Divi- dend Yield (%)	Payout Ratio(7) (%)
NASDAQ Listed OTC Companies (continued)																		
FBTC First BancTrust Corp of IL	8.73	8.32	0.40	4.58	6.08	0.33	3.75	NA	NA	0.88	16.44	75.08	6.55	78.75	20.09	0.24	2.65	43.64
FBEI First Bancorp of Indiana of IN	9.34	7.43	0.24	2.56	4.09	0.21	2.24	NA	NA	0.43	24.48	62.37	5.83	78.44	27.98	0.60	5.11	NM
FBSI First Bancshares, Inc. of MO	11.19	11.09	0.25	2.29	2.47	0.11	1.03	1.39	62.22	1.30	NM	92.20	10.32	93.10	NM	0.00	0.00	0.00
FCAP First Capital, Inc. of IN	10.10	8.82	0.78	7.91	8.21	0.70	7.14	1.44	34.30	0.66	12.18	94.49	9.54	108.17	13.48	0.68	4.50	54.84
FCLF First Clover Leaf Fin Cp of IL	23.58	20.65	0.69	2.81	3.13	0.67	2.71	0.62	84.29	0.72	32.00	93.11	21.96	106.31	33.10	0.24	2.50	NM
FCFL First Community Bk Corp of FL	8.63	8.53	0.75	8.75	7.16	0.72	8.41	NA	NA	NA	13.96	120.52	10.40	122.02	14.53	0.00	0.00	0.00
FDEF First Defiance Fin. Corp of OH	10.31	7.80	0.89	8.48	10.71	0.79	7.45	0.97	89.06	1.07	9.34	78.26	8.07	103.43	10.64	1.04	5.65	52.79
FFNM First Fed of N. Michigan of MI	12.89	11.51	-0.04	-0.33	-0.55	-0.04	-0.33	2.15	38.97	1.05	NM	62.15	8.01	69.56	NM	0.20	2.74	NM
FFBH First Fed. Bancshares of AR	9.30	9.30	0.33	3.58	4.06	0.27	2.93	5.54	11.77	0.85	24.64	89.09	8.29	89.09	30.11	0.64	4.72	NM
FFSX First Federal Bankshares of IA	10.62	7.66	0.38	3.50	5.07	0.26	2.40	1.65	19.94	0.48	19.73	71.57	7.60	99.17	28.80	0.42	2.92	57.53
FFNW First Fin NW, Inc of Renton WA	25.10	23.89	0.78	3.10	4.41	0.82	3.25	0.02	NA	0.37	22.70	70.33	17.65	73.88	21.62	0.00	0.00	0.00
FFCH First Fin. Holdings Inc. of SC	6.65	5.85	0.82	11.79	8.44	0.77	11.05	0.46	128.91	0.75	11.85	140.07	9.31	159.19	12.65	1.02	4.53	53.68
FFHS First Franklin Corp. of OH	8.01	8.01	0.28	3.55	6.86	0.38	4.86	NA	NA	NA	14.57	51.57	4.13	51.57	10.64	0.36	4.57	66.67
FKFS First Keystone Fin., Inc of PA	6.88	6.88	0.12	1.75	1.97	0.09	1.33	0.35	189.13	1.19	NM	86.81	5.98	86.81	NM	0.00	0.00	0.00
FNFG First Niagara Fin. Group of NY	16.72	7.45	1.37	8.20	8.15	2.26	13.54	0.35	248.30	1.23	12.27	100.70	16.83	225.87	7.43	0.56	4.30	52.83
FPTB First PacTrust Bancorp of CA	10.85	10.85	0.38	3.54	4.04	0.39	3.65	1.82	44.16	0.87	24.75	86.76	9.41	86.76	24.03	0.74	4.46	NM
FPFC First Place Fin. Corp. of OH	9.44	6.21	0.48	4.73	7.45	0.47	4.67	1.69	47.14	0.97	13.43	65.70	6.21	99.92	13.58	0.68	5.44	73.12
FFIC Flushing Fin. Corp. of NY	6.97	6.40	0.66	9.00	5.51	0.72	9.86	0.18	112.56	0.24	18.16	157.39	10.96	171.30	16.59	0.52	3.01	54.74
FXCB Fox Chase Bncp MHC of PA(44.5)	15.06	15.06	0.24	1.48	1.15	0.32	1.94	0.10	412.21	0.75	NM	133.06	20.04	133.06	NM	0.00	0.00	0.00
FBTX Franklin Bank Corp of TX	5.70	2.18	-0.82	-12.53	NM	-0.85	-12.95	2.18	32.39	0.98	NM	20.61	1.17	53.97	NM	0.00	0.00	NM
GSLA GS Financial Corp. of LA	15.21	15.21	0.44	2.77	3.65	0.36	2.31	0.58	320.75	2.82	27.42	73.77	11.22	73.77	32.90	0.40	2.43	66.67
PEDE Great Pee Dee Bancorp of SC(8)	12.55	12.37	0.37	2.96	2.01	0.56	4.47	0.52	172.35	1.04	NM	145.99	18.32	148.11	32.91	0.64	2.86	NM
GCBC Green Co Bcrp MHC of NY (44.5)	10.61	10.61	0.59	5.46	3.84	0.59	5.46	0.51	95.92	0.76	26.06	139.05	14.76	139.05	26.06	0.60	4.90	NM
HFFC HF Financial Corp. of SD	6.31	5.83	0.51	8.15	8.19	0.42	6.72	0.34	158.32	0.71	12.21	98.46	6.22	106.67	14.81	0.43	2.69	32.82
HMNF HMN Financial, Inc. of MN	8.79	8.45	1.03	11.79	10.81	0.94	10.74	1.96	56.70	1.41	9.25	106.26	9.33	110.54	10.15	1.00	4.00	37.04
HBNK Hampden Bancorp, Inc. of MA	19.64	19.64	-0.23	-1.34	-1.44	-0.26	-1.52	0.68	82.74	0.85	NM	79.63	15.64	79.63	NM	0.12	1.15	NM
HARL Harleysville Svgs Fin Cp of PA	5.96	5.96	0.43	6.80	6.77	0.41	6.56	NA	NA	0.45	14.77	102.60	6.12	102.60	15.29	0.68	5.23	NM
HWFG Harrington West Fncl Grp of CA	5.25	4.73	0.48	8.20	11.65	0.65	11.10	0.15	349.76	0.82	8.59	74.43	3.91	82.52	6.34	0.50	5.88	50.51
HBOS Heritage Fn Gp MHC of GA(27.6)	14.13	13.89	0.76	5.04	2.46	0.78	5.21	0.77	123.46	1.45	NM	205.22	29.00	208.73	39.32	0.28	2.30	NM
HIFS Hingham Inst. for Sav. of MA	7.36	7.36	0.63	8.43	7.22	0.63	8.43	0.21	255.53	0.66	13.84	113.54	8.35	113.54	13.84	0.80	2.73	37.74
HOME Home Federal Bancorp Inc of ID	26.04	26.04	0.67	3.88	2.51	0.56	3.21	0.30	129.51	0.62	39.83	98.21	25.58	98.21	NM	0.22	1.90	NM
HFBC HopFed Bancorp, Inc. of KY	6.83	5.84	0.52	7.53	8.38	0.51	7.39	NA	NA	0.83	11.94	87.40	5.97	102.24	12.16	0.48	3.62	43.24
HCBK Hudson City Bancorp, Inc of NJ	10.38	10.02	0.74	6.26	3.22	0.74	6.26	0.19	41.63	0.14	31.05	199.10	20.66	206.29	31.05	0.36	2.03	63.16
IFSB Independence FSB of DC	7.03	7.03	-1.39	-18.38	-16.81	-1.76	-23.21	0.34	119.07	0.55	NM	116.37	8.18	116.37	NM	0.00	0.00	NM
ISBC Investors Bcrp MHC of NJ(43.4)	13.92	13.92	0.23	1.53	0.80	0.21	1.40	0.10	157.67	0.22	NM	199.07	27.70	199.07	NM	0.00	0.00	0.00
JXSB Jcksnville Bcp MHC of IL(47.7)	7.78	6.80	0.20	2.61	2.31	0.21	2.71	NA	NA	0.99	NM	109.50	8.52	125.39	NM	0.30	2.48	NM
JFBI Jefferson Bancshares Inc of TN	21.22	21.22	0.39	1.80	2.30	0.39	1.80	0.56	95.11	0.64	NM	78.93	16.75	78.93	NM	0.24	2.63	NM
KFED K-Fed Bancorp MHC of CA (36.5)	11.25	10.75	0.45	3.92	2.29	0.45	3.92	0.19	178.23	0.39	NM	169.55	19.08	177.50	NM	0.44	3.87	NM
KFFB KY Fst Fed Bp MHC of KY (44.5)	22.84	17.20	0.27	1.21	0.89	0.27	1.21	NA	NA	0.37	NM	135.03	30.84	179.32	NM	0.40	3.98	NM
KRNY Kearny Fin Cp MHC of NJ (28.4)	23.32	19.27	0.14	0.60	0.38	0.14	0.60	NA	NA	0.63	NM	157.78	36.80	190.94	NM	0.20	1.90	NM
LSBX LSB Corp of No. Andover MA	9.67	9.67	0.64	6.19	5.03	0.75	7.28	NA	NA	1.34	19.86	121.86	11.78	121.86	16.90	0.56	3.52	70.00
LSBI LSB Fin. Corp. of Lafayette IN	9.92	9.92	0.45	4.54	5.39	0.41	4.13	4.08	26.56	1.23	18.56	86.09	8.54	86.09	20.38	1.00	5.33	NM
LPSB LaPorte Bancrp MHC of IN(47.3)	11.77	9.21	0.38	3.25	4.59	0.22	1.89	0.48	83.04	0.75	21.77	70.75	8.33	90.48	37.50	0.00	0.00	0.00
LSBK Lake Shore Bnp MHC of NY(43.7)	14.95	14.95	0.42	2.77	2.36	0.42	2.77	NA	NA	NA	NM	118.33	17.69	118.33	NM	0.16	1.64	69.57
LEGC Legacy Bancorp, Inc. of MA	14.39	13.34	0.14	0.85	0.93	0.09	0.52	NA	NA	0.84	NM	97.22	13.99	104.87	NM	0.20	1.43	NM
LBCP Liberty Bancorp, Inc. of MO	14.06	14.06	0.60	3.89	4.30	0.54	3.53	1.95	44.07	1.22	23.26	93.11	13.10	93.11	25.64	0.10	1.00	23.26
LABC Louisiana Bancorp, Inc. of LA	33.92	33.92	0.99	4.40	3.57	0.99	4.40	NA	NA	NA	28.05	82.61	28.02	82.61	28.05	0.00	0.00	0.00
MFBC MFB Corp. of Mishawaka IN(8)	8.07	7.33	0.48	5.94	5.20	0.46	5.74	1.01	95.24	1.21	19.23	112.58	9.09	123.89	19.89	0.76	2.17	41.76
MSBF MSB Fin Corp MHC of NJ (45.0)	14.93	14.93	0.25	1.68	1.18	0.25	1.68	NA	NA	0.41	NM	141.39	21.11	141.39	NM	0.12	1.09	NM
MGYR Magyar Bancorp MHC of NJ(45.1)	10.10	10.10	0.12	1.19	1.06	0.12	1.19	1.81	45.15	1.01	NM	111.05	11.22	111.05	NM	0.00	0.00	0.00
MASB MassBank Corp. of Reading MA	13.59	13.45	0.94	7.16	4.70	0.92	7.00	0.02	687.94	0.71	21.26	150.60	20.47	152.14	21.74	1.16	3.00	63.74
MFLR Mayflower Bancorp, Inc. of MA	8.31	8.29	0.42	5.24	4.33	0.36	4.38	0.44	127.47	1.06	23.08	117.32	9.75	117.57	27.59	0.40	3.54	NM
EBSB Meridian Fn Serv MHC MA (45.0)	19.97	19.97	0.32	1.59	1.47	0.32	1.59	0.56	69.43	0.65	NM	107.83	21.53	107.83	NM	0.00	0.00	0.00
CASH Meta Financial Group of IA	7.01	6.79	0.07	1.07	0.87	0.37	5.81	0.38	172.08	1.25	NM	118.20	8.29	122.01	21.31	0.52	2.37	NM
MFSF MutualFirst Fin. Inc. of IN	9.04	7.46	0.44	4.83	7.41	0.42	4.54	1.35	64.36	1.03	13.50	65.57	5.93	79.46	14.36	0.64	4.74	64.00
NASB NASB Fin, Inc. of Grandview MO	9.79	9.61	0.82	8.29	6.33	0.28	2.85	0.75	76.15	0.64	15.80	132.84	13.01	135.40	NM	0.90	3.56	56.25
NECB NE Comm Bncrp MHC of NY (45.0)	34.10	34.10	3.99	11.75	7.67	-0.18	-0.52	0.72	65.48	0.58	13.04	143.35	48.88	143.35	NM	0.12	1.02	13.33
NHTB NH Thrift Bancshares of NH	8.11	5.20	0.63	8.34	6.07	0.53	6.95	NA	NA	NA	16.47	119.20	9.66	185.69	19.77	0.52	4.05	66.67
NVSL Naug Vlly Fin MHC of CT (43.2)	10.90	10.87	0.33	2.88	2.18	0.32	2.74	0.21	222.99	0.60	NM	132.28	14.42	132.66	NM	0.20	2.18	NM
NFSB Newport Bancorp, Inc. of RI	16.32	16.32	0.24	1.25	1.33	0.24	1.25	NA	NA	0.81	NM	94.94	15.50	94.94	NM	0.00	0.00	0.00
FFFD North Central Bancshares of IA	8.03	7.06	0.77	9.58	10.16	0.77	9.58	NA	NA	0.77	9.84	95.98	7.71	109.16	9.84	1.40	4.77	46.98
NFBK Northfield Bcp MHC of NY(45.0)	22.90	21.79	0.93	4.05	2.93	0.77	3.37	0.71	57.31	1.33	34.13	138.19	31.64	145.25	NM	0.00	0.00	0.00
NWSB Northwest Bcrp MHC of PA(37.9)	9.20	6.44	0.73	8.15	3.71	0.76	8.47	0.87	71.70	0.86	26.92	215.45	19.82	307.58	25.90	0.88	3.24	NM
OSHC Ocean Shr Hldg MHC of NJ(44.0)	10.35	10.35	0.44	4.03	3.08	0.44	4.03	0.05	779.39	0.43	32.47	131.09	13.57	131.09	32.47	0.00	0.00	0.00
OCFC OceanFirst Fin. Corp of NJ	6.45	6.45	0.06	0.88	0.54	0.42	6.67	0.48	114.04	0.62	NM	166.34	10.73	166.34	24.63	0.80	4.78	NM
ONFC Oneida Financl MHC of NY(43.9)	11.36	6.50	0.72	5.98	4.74	0.65	5.45	0.07	669.60	0.88	21.11	124.67	14.16	217.89	23.17	0.48	5.05	NM

EXHIBIT 2

Core Earnings Analysis

RP ® Financial, LC.

Core Earnings Analysis
Comparable Institution Analysis
For the 12 Months Ended December 31, 2007

Comparable Group		Net Income to Common	Less: Net Gains(Loss)	Tax Effect @ 34%	Less: Extraordinary Items	Estimated Core Income to Common	Shares	Estimated Core EPS

		($000)	($000)	($000)	($000)	($000)	(000)	($)

BFSB	Brooklyn Federal MHC of NY (31.0)	$3,332	($293)	$100	$0	$3,139	13,268	$0.24
CSBK	Clifton Savings Bncrp MHC of NJ (41.0)(2)	$1,749	$0	$0	$0	$1,749	27,307	$0.09
COBK	Colonial Bank MHC of NJ (44.9)	$1,231	($54)	$18	$0	$1,195	4,451	$0.27
FXCB	Fox Chase Bancorp MHC of PA (44.5)	$1,930	$873	($297)	$0	$2,506	14,353	$0.17
LSBK	Lake Shore Bancorp MHC of NY (43.7)(1)	$1,519	$0	$0	$0	$1,519	6,464	$0.23
MGYR	Magyar Bancorp MHC of NJ (45.1)	$587	($22)	$7	$0	$572	5,791	$0.10
OSHC	Ocean Shore Holding MHC of NJ (44.0)(1)	$2,507	$0	$0	$0	$2,507	8,408	$0.30
ONFC	Oneida Financial MHC of NY (43.9)	$3,505	($490)	$167	$0	$3,182	7,785	$0.41
PBIP	Prudential Bancorp MHC PA (40.5)	$3,112	$0	$0	$0	$3,112	11,371	$0.27
ROMA	Roma Financial Corp MHC of NJ (31.0)(1)	$7,830	($2)	$1	$0	$7,829	31,388	$0.25

(1)	Financial data is for the 12 months ended September 30, 2007.
(2)	Figures are for three quarters of financial data, EPS figures are annualized.

Source:

Audited and unaudited financial statements, corporate reports and offering circulars, and RP® Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 2008 by RP® Financial, LC.

EXHIBIT 3

Pro Forma Analysis Sheet – Fully Converted Basis

Exhibit 3
PRO FORMA ANALYSIS SHEET
Malvern Federal Savings Bank
Prices as of March 19, 2008

					Peer Group				Pennsylvania Companies				All Publicly-Traded

Price Multiple		Symbol	Subject (1)		Average		Median		Average		Median		Average		Median

Price-earnings ratio (x)		P/E	25.89	x	28.30	x	30.28	x	15.37	x	13.71	x	19.41	x	18.56	x
Price-core earnings ratio (x)		P/Core	26.17	x	28.72	x	30.47	x	15.73	x	14.20	x	20.51	x	19.90	x
Price-book ratio (%)	=	P/B	59.56%		83.67%		81.69%		92.48%		98.92%		108.67%		101.28%
Price-tangible book ratio (%)	=	P/TB	59.56%		86.56%		84.46%		114.79%		104.30%		122.62%		112.29%
Price-assets ratio (%)	=	P/A	9.11%		20.81%		17.33%		9.65%		6.53%		14.08%		10.85%

Valuation Parameters

Pre-Conversion Earnings (Y)	$1,960,000
Pre-Conversion Earnings (CY)	$1,938,000
Pre-Conversion Book Value (B)	$44,696,000
Pre-Conv. Tang. Book Val. (TB)	$44,696,000
Pre-Conversion Assets (A)	$542,205,000
Reinvestment Rate (2)(R)	3.34%
Est. Conversion Expenses (3)(X)	2.50%
Tax Rate (TAX)	38.50%

ESOP Stock Purchases (E)	8.00%	(5)
Cost of ESOP Borrowings (S)	0.00%	(4)
ESOP Amortization (T)	15.00	years
RRP Amount (M)	4.00%
RRP Vesting (N)	5.00	years (5)
Foundation (F)	2.00%
Tax Benefit (Z)	411,950
Percentage Sold (PCT)	100.00%
Option (O1)	10.00%	(6)
Estimated Option Value (O2)	38.60%	(6)
Option vesting (O3)	5.00	(6)
Option pct taxable (O4)	25.00%	(6)

Calculation of Pro Forma Value After Conversion

1.	V=	P/E * (Y)	V=	$53,500,000

		1 - P/E * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

2.	V=	P/Core * (Y)	V=	$53,500,000

		1 - P/core * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4))*(O1*O2)/O3)

3.	V=	P/B * (B+Z)	V=	$53,500,000

		1 - P/B * PCT * (1-X-E-M-F)

4.	V=	P/TB * (TB+Z)	V=	$53,500,000

		1 - P/TB * PCT * (1-X-E-M-F)

5.	V=	P/A * (A+Z)	V=	$53,500,000

		1 - P/A * PCT * (1-X-E-M-F)

Conclusion	Shares Issued To the Public	Price Per Share	Gross Offering Proceeds	Shares Issued To Foundation	Total Shares Issued	Aggregate Market Value of Shares Issued

Supermaximum	6,933,867	10.00	$69,338,670	141,508	7,075,375	$70,753,750
Maximum	6,029,450	10.00	60,294,500	123,050	6,152,500	61,525,000
Midpoint	5,243,000	10.00	52,430,000	107,000	5,350,000	53,500,000
Minimum	4,456,550	10.00	44,565,500	90,950	4,547,500	45,475,000

(1)	Pricing ratios shown reflect the midpoint value.

(2)	Net return reflects a reinvestment rate of 3.34 percent and a tax rate of 38.5 percent.

(3)	Offering expenses shown at estimated midpoint value.

(4)	No cost is applicable since holding company will fund the ESOP loan.

(5)	ESOP and MRP amortize over 15 years and 5 years, respectively; amortization expenses tax effected at 38.5 percent.

(6)

10 percent option plan with an estimated Black-Scholes valuation of 38.60 percent of the exercise price, including a 5 year vesting with 25 percent of the options (granted to directors) tax effected at 38.5 percent.

EXHIBIT 4

Pro Forma Effect of Conversion Proceeds – Fully Converted Basis

Exhibit 4
PRO FORMA EFFECT OF CONVERSION PROCEEDS
Malvern Federal Savings Bank
At the Minimum

1.	Pro Forma Market Capitalization	$45,475,000
	Less: Foundation Shares	909,500

2.	Offering Proceeds	$44,565,500
	Less: Estimated Offering Expenses	1,114,137

	Net Conversion Proceeds	$43,451,362
3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$43,451,362
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases (1)	5,457,000

	Net Proceeds Reinvested	$37,994,362
	Estimated net incremental rate of return	2.05%

	Reinvestment Income	$780,442
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	149,158
	Less: Amortization of Options (4)	317,277
	Less: Recognition Plan Vesting (5)	223,737

	Net Earnings Impact	$90,270

4.	Pro Forma Earnings	Before Conversion	Net Earnings Increase	After Conversion

	12 Months ended December 31, 2007 (reported)	$1,960,000	$90,270	$2,050,270
	12 Months ended December 31, 2007 (core)	$1,938,000	$90,270	$2,028,270

5.	Pro Forma Net Worth	Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion

	December 31, 2007	$44,696,000	$37,994,362	$350,158	$83,040,520
	December 31, 2007 (Tangible)	$44,696,000	$37,994,362	$350,158	$83,040,520

6.	Pro Forma Assets	Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion

	December 31, 2007	$542,205,000	$37,994,362	$350,158	$580,549,520

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.

(2)	ESOP stock purchases are internally financed by a loan from the holding company.

(3)	ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 38.5 percent rate.

(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.

(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 38.5 percent.

Exhibit 4
PRO FORMA EFFECT OF CONVERSION PROCEEDS
Malvern Federal Savings Bank
At the Midpoint

1.	Pro Forma Market Capitalization	$53,500,000
	Less: Foundation Shares	1,070,000

2.	Offering Proceeds	$52,430,000
	Less: Estimated Offering Expenses	1,310,750

	Net Conversion Proceeds	$51,119,250
3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$51,119,250
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases (1)	6,420,000

	Net Proceeds Reinvested	$44,699,250
	Estimated net incremental rate of return	2.05%

	Reinvestment Income	$918,167
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	175,480
	Less: Amortization of Options (4)	373,267
	Less: Recognition Plan Vesting (5)	263,220

	Net Earnings Impact	$106,200

4.	Pro Forma Earnings	Before Conversion	Net Earnings Increase	After Conversion

	12 Months ended December 31, 2007 (reported)	$1,960,000	$106,200	$2,066,200
	12 Months ended December 31, 2007 (core)	$1,938,000	$106,200	$2,044,200

5.	Pro Forma Net Worth	Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion

	December 31, 2007	$44,696,000	$44,699,250	$411,950	$89,807,200
	December 31, 2007 (Tangible)	$44,696,000	$44,699,250	$411,950	$89,807,200

6.	Pro Forma Assets	Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion

	December 31, 2007	$542,205,000	$44,699,250	$411,950	$587,316,200

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.

(2)	ESOP stock purchases are internally financed by a loan from the holding company.

(3)	ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 38.5 percent rate.

(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.

(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 38.5 percent.

Exhibit 4
PRO FORMA EFFECT OF CONVERSION PROCEEDS
Malvern Federal Savings Bank
At the Maximum Value

1.	Pro Forma Market Capitalization	$61,525,000
	Less: Foundation Shares	1,230,500

2.	Offering Proceeds	$60,294,500
	Less: Estimated Offering Expenses	1,507,362

	Net Conversion Proceeds	$58,787,137
3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$58,787,137
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases (1)	7,383,000

	Net Proceeds Reinvested	$51,404,137
	Estimated net incremental rate of return	2.05%

	Reinvestment Income	$1,055,892
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	201,802
	Less: Amortization of Options (4)	429,257
	Less: Recognition Plan Vesting (5)	302,703

	Net Earnings Impact	$122,131

4.	Pro Forma Earnings	Before Conversion	Net Earnings Increase	After Conversion

	12 Months ended December 31, 2007 (reported)	$1,960,000	$122,131	$2,082,131
	12 Months ended December 31, 2007 (core)	$1,938,000	$122,131	$2,060,131

5.	Pro Forma Net Worth	Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion

	December 31, 2007	$44,696,000	$51,404,137	$473,743	$96,573,880
	December 31, 2007 (Tangible)	$44,696,000	$51,404,137	$473,743	$96,573,880

6.	Pro Forma Assets	Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion

	December 31, 2007	$542,205,000	$51,404,137	$473,743	$594,082,880

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.

(2)	ESOP stock purchases are internally financed by a loan from the holding company.

(3)	ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 38.5 percent rate.

(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.

(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 38.5 percent.

Exhibit 4
PRO FORMA EFFECT OF CONVERSION PROCEEDS
Malvern Federal Savings Bank
At the Supermaximum Value

1.	Pro Forma Market Capitalization	$70,753,750
	Less: Foundation Shares	1,415,080

2.	Offering Proceeds	$69,338,670
	Less: Estimated Offering Expenses	1,733,467

	Net Conversion Proceeds	$67,605,203
3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$67,605,203
	Less: Cash Contribution to Foundation	(5)
	Less: Non-Cash Stock Purchases (1)	8,490,450

	Net Proceeds Reinvested	$59,114,758
	Estimated net incremental rate of return	2.05%

	Reinvestment Income	$1,214,276
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	232,072
	Less: Amortization of Options (4)	493,645
	Less: Recognition Plan Vesting (5)	348,108

	Net Earnings Impact	$140,450

4.	Pro Forma Earnings	Before Conversion	Net Earnings Increase	After Conversion

	12 Months ended December 31, 2007 (reported)	$1,960,000	$140,450	$2,100,450
	12 Months ended December 31, 2007 (core)	$1,938,000	$140,450	$2,078,450

5.	Pro Forma Net Worth	Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion

	December 31, 2007	$44,696,000	$59,114,758	$544,804	$104,355,562
	December 31, 2007 (Tangible)	$44,696,000	$59,114,758	$544,804	$104,355,562

6.	Pro Forma Assets	Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion

	December 31, 2007	$542,205,000	$59,114,758	$544,804	$601,864,562

(1)	Includes ESOP and RRP stock purchases equal to 8.0 and 4.0 percent of total shares issued, respectively.

(2)	ESOP stock purchases are internally financed by a loan from the holding company.

(3)	ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 38.5 percent rate.

(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assumes 25 percent is taxable.

(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 38.5 percent.

EXHIBIT 5

Pro Forma Analysis Sheet – Minority Stock Offering

EXHIBIT 5
PRO FORMA ANALYSIS SHEET
Malvern Federal Savings Bank
March 19, 2008

					Peer Group				Pennsylvania Companies				All Publicly-Traded

Price Multiple		Symbol	Subject (1)		Average		Median		Average		Median		Average		Median

Price-earnings ratio (x)		P/E	27.57	x	29.76	x	32.47	x	15.37	x	13.71	x	19.41	x	18.56	x
Price-core earnings ratio (x)		P/Core	27.89	x	30.89	x	32.47	x	15.73	x	14.20	x	20.51	x	19.90	x
Price-book ratio (%)	=	P/B	84.25%		146.08%		132.07%		92.48%		98.92%		108.67%		101.28%
Price-tangible book ratio (%)	=	P/TB	84.25%		155.47%		146.53%		114.79%		104.30%		122.62%		112.29%
Price-assets ratio (%)	=	P/A	9.54%		24.19%		18.86%		9.65%		6.53%		14.08%		10.85%

Valuation Parameters

Pre-Conversion Earnings (Y)	$1,958,000
Pre-Conversion Earnings (CY)	$1,936,000
Pre-Conversion Book Value (B)	$44,596,000
Pre-Conv. Tang. Book Value (TB)	$44,596,000
Pre-Conversion Assets (A)	$542,105,000
Reinvestment Rate(R)(2)	3.34%
Est. Conversion Expenses (X)(3)	5.89%
Tax Rate (TAX)	38.50%

ESOP Stock Purchases (E)	8.71%	(5)
Cost of ESOP Borrowings (S)	0.00%	(4)
ESOP Amortization (T)	15.00	years
MRP Amount (M)	4.36%
MRP Vesting (N)	5.00	years (5)
Foundation (F)	4.65%
Tax Benefit (Z)	411,950
Percentage Sold (PCT)	45.00%
Option (O1)	10.89%	(6)
Estimated Option Value (O2)	38.60%	(6)
Option vesting (O3)	5.00	(6)
Option pct taxable (O4)	25.00%	(6)

Calculation of Pro Forma Value After Conversion

1.	V=	P/E * (Y)	V=	$53,500,000

		1 - P/E * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1-(TAX*O4) )*(O1*O2)/O3)

2.	V=	P/Core * (Y)	V=	$53,500,000

		1 - P/core * PCT * ((1-X-E-M-F)*R*(1-TAX) - (1-TAX)*E/T - (1-TAX)*M/N) - (1- (TAX*O4) )*(O1*O2)/O3)

3.	V=	P/B * (B+Z)	V=	$53,500,000

		1 - P/B * PCT * (1-X-E-M-F)

4.	V=	P/TB * (TB+Z)	V=	$53,500,000

		1 - P/TB * PCT * (1-X-E-M-F)

5.	V=	P/A * (A+Z)	V=	$53,500,000

		1 - P/A * PCT * (1-X-E-M-F)

Conclusion	Shares Owned by The MHC	Shares Issued To the Public	Price Per Share	Gross Offering Proceeds	Shares Issued to Foundation	Total Shares Issued Publicly	Aggregate Market Value of Shares Issued Publicly	Full Value Total Shares

Supermaximum	3,891,456	3,042,411	10.00	$30,424,110	141,508	3,183,919	$31,839,190	7,075,375
Maximum	3,383,875	2,645,575	10.00	$26,455,750	123,050	2,768,625	27,686,250	6,152,500
Midpoint	2,942,500	2,300,500	10.00	$23,005,000	107,000	2,407,500	24,075,000	5,350,000
Minimum	2,501,125	1,955,425	10.00	$19,554,250	90,950	2,046,375	20,463,750	4,547,500

(1)	Pricing ratios shown reflect the midpoint value.

(2)	Net return reflects a reinvestment rate of 3.34 percent, and a tax rate of 38.5 percent.

(3)	Offering expenses shown at estimated midpoint value.

(4)	No cost is applicable since holding company will fund the ESOP loan.

(5)	ESOP and RRP amortize over 15 years and 5 years, respectively; amortization expenses tax effected at 38.5 percent.

(6)

Option plan with an estimated Black-Scholes valuation of 38.60 percent of the exercise price, including a 5 year vesting with 25 percent of the options (granted to directors) tax effected at 38.5 percent.

EXHIBIT 6

Pro Forma Effect of Stock Proceeds – Minority Stock Offering

Exhibit 6
PRO FORMA EFFECT OF CONVERSION PROCEEDS
Malvern Federal Savings Bank
At the Minimum

1.	Pro Forma Market Capitalization	$20,463,750
	Less: Foundation Shares	909,500

2.	Offering Proceeds	$19,554,250
	Less: Estimated Offering Expenses	1,323,091

	Net Conversion Proceeds	$18,231,159

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$18,231,159
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases (1)	2,673,930

	Net Proceeds Reinvested	$15,557,229
	Estimated net incremental rate of return	2.05%

	Reinvestment Income	$319,561
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	73,087
	Less: Amortization of Options (4)	155,466
	Less: Recognition Plan Vesting (5)	109,631

	Net Earnings Impact	($18,623)

4.	Pro Forma Earnings	Before Conversion	Net Earnings Increase	After Conversion

	12 Months ended December 31, 2007 (reported)	$1,958,000	($18,623)	$1,939,377
	12 Months ended December 31, 2007 (core)	$1,936,000	($18,623)	$1,917,377

5.	Pro Forma Net Worth	Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion

	December 31, 2007	$44,596,000	$15,557,229	$350,158	$60,503,386
	December 31, 2007 (Tangible)	$44,596,000	$15,557,229	$350,158	$60,503,386

6.	Pro Forma Assets	Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion

	December 31, 2007	$542,105,000	$15,557,229	$350,158	$558,012,386

(1)	Includes ESOP and MRP stock purchases equal to 8.71 percent and 4.36 percent of the public shares, respectively.

(2)	ESOP stock purchases are internally financed by a loan from the holding company.

(3)	ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 38.5 percent rate.

(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25 percent taxable.

(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 38.5 percent.

Exhibit 6
PRO FORMA EFFECT OF CONVERSION PROCEEDS
Malvern Federal Savings Bank
At the Midpoint

1.	Pro Forma Market Capitalization	$24,075,000
	Less: Foundation Shares	1,070,000

2.	Offering Proceeds	$23,005,000
	Less: Estimated Offering Expenses	1,354,453

	Net Conversion Proceeds	$21,650,547

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$21,650,547
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases (1)	3,145,800

	Net Proceeds Reinvested	$18,504,747
	Estimated net incremental rate of return	2.05%

	Reinvestment Income	$380,106
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	85,985
	Less: Amortization of Options (4)	182,901
	Less: Recognition Plan Vesting (5)	128,978

	Net Earnings Impact	($17,758)

4.	Pro Forma Earnings	Before Conversion	Net Earnings Increase	After Conversion

	12 Months ended December 31, 2007 (reported)	$1,958,000	($17,758)	$1,940,242
	12 Months ended December 31, 2007 (core)	$1,936,000	($17,758)	$1,918,242

5.	Pro Forma Net Worth	Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion

	December 31, 2007	$44,596,000	$18,504,747	$411,950	$63,512,697
	December 31, 2007 (Tangible)	$44,596,000	$18,504,747	$411,950	$63,512,697

6.	Pro Forma Assets	Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion

	December 31, 2007	$542,105,000	$18,504,747	$411,950	$561,021,697

(1)	Includes ESOP and MRP stock purchases equal to 8.71 percent and 4.36 percent of the public shares, respectively.

(2)	ESOP stock purchases are internally financed by a loan from the holding company.

(3)	ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 38.5 percent rate.

(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25 percent taxable.

(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 38.5 percent.

Exhibit 6
PRO FORMA EFFECT OF CONVERSION PROCEEDS
Malvern Federal Savings Bank
At the Maximum

1.	Pro Forma Market Capitalization	$27,686,250
	Less: Foundation Shares	1,230,500

2.	Offering Proceeds	$26,455,750
	Less: Estimated Offering Expenses	1,385,815

	Net Conversion Proceeds	$25,069,935

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$25,069,935
	Less: Cash Contribution to Foundation	0
	Less: Non-Cash Stock Purchases (1)	3,617,670

	Net Proceeds Reinvested	$21,452,265
	Estimated net incremental rate of return	2.05%

	Reinvestment Income	$440,651
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	98,883
	Less: Amortization of Options (4)	210,336
	Less: Recognition Plan Vesting (5)	148,324

	Net Earnings Impact	($16,892)

4.	Pro Forma Earnings	Before Conversion	Net Earnings Increase	After Conversion

	12 Months ended December 31, 2007 (reported)	$1,958,000	($16,892)	$1,941,108
	12 Months ended December 31, 2007 (core)	$1,936,000	($16,892)	$1,919,108

5.	Pro Forma Net Worth	Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion

	December 31, 2007	$44,596,000	$21,452,265	$473,743	$66,522,007
	December 31, 2007 (Tangible)	$44,596,000	$21,452,265	$473,743	$66,522,007

6.	Pro Forma Assets	Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion

	December 31, 2007	$542,105,000	$21,452,265	$473,743	$564,031,007

(1)	Includes ESOP and MRP stock purchases equal to 8.71 percent and 4.36 percent of the public shares, respectively.

(2)	ESOP stock purchases are internally financed by a loan from the holding company.

(3)	ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 38.5 percent rate.

(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25 percent taxable.

(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 38.5 percent.

Exhibit 6
PRO FORMA EFFECT OF CONVERSION PROCEEDS
Malvern Federal Savings Bank
At the Supermaximum Value

1.	Pro Forma Market Capitalization	$31,839,190
	Less: Foundation Shares	1,415,075

2.	Offering Proceeds	$30,424,110
	Less: Estimated Offering Expenses	1,421,881

	Net Conversion Proceeds	$29,002,229

3.	Estimated Additional Income from Conversion Proceeds

	Net Conversion Proceeds	$29,002,229
	Less: Cash Contribution to Foundation	(0)
	Less: Non-Cash Stock Purchases (1)	4,160,321

	Net Proceeds Reinvested	$24,841,908
	Estimated net incremental rate of return	2.05%

	Reinvestment Income	$510,278
	Less: Estimated cost of ESOP borrowings (2)	0
	Less: Amortization of ESOP borrowings (3)	113,715
	Less: Amortization of Options (4)	241,886
	Less: Recognition Plan Vesting (5)	170,573

	Net Earnings Impact	($15,897)

4.	Pro Forma Earnings	Before Conversion	Net Earnings Increase	After Conversion

	12 Months ended December 31, 2007 (reported)	$1,958,000	($15,897)	$1,942,103
	12 Months ended December 31, 2007 (core)	$1,936,000	($15,897)	$1,920,103

5.	Pro Forma Net Worth	Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion

	December 31, 2007	$44,596,000	$24,841,908	$544,804	$69,982,712
	December 31, 2007 (Tangible)	$44,596,000	$24,841,908	$544,804	$69,982,712

6.	Pro Forma Assets	Before Conversion	Net Cash Proceeds	Tax Benefit Of Contribution	After Conversion

	December 31, 2007	$542,105,000	$24,841,908	$544,804	$567,491,712

(1)	Includes ESOP and MRP stock purchases equal to 8.71 percent and 4.36 percent of the public shares, respectively.

(2)	ESOP stock purchases are internally financed by a loan from the holding company.

(3)	ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 38.5 percent rate.

(4)	Option valuation based on Black-Scholes model, 5 year vesting, and assuming 25 percent taxable.

(5)	RRP is amortized over 5 years, and amortization expense is tax effected at 38.5 percent.

EXHIBIT 7

Firm Qualifications Statement

RP® FINANCIAL, LC.

Celebrating 20 Years of Financial Advisory Services

FIRM QUALIFICATION STATEMENT

RP® Financial provides financial and management consulting, merger advisory and valuation services to the financial services industry nationwide. We offer a broad array of services, high quality and prompt service, hands-on involvement by principals and senior staff, careful structuring of strategic initiatives and sophisticated valuation and other analyses consistent with industry practices and regulatory requirements. Our staff maintains extensive background in financial and management consulting, valuation and investment banking. Our clients include commercial banks, thrifts, credit unions, mortgage companies and other financial services companies.

STRATEGIC PLANNING SERVICES

RP® Financial’s strategic planning services are designed to provide effective feasible plans with quantifiable results. We analyze strategic options to enhance shareholder value, achieve regulatory approval or realize other objectives. Such services involve conducting situation analyses; establishing mission/vision statements, strategic goals and objectives; and identifying strategies to enhance franchise and/or market value, capital management, earnings enhancement, operational matters and organizational issues. Strategic recommendations typically focus on: capital formation and management, asset/liability targets, profitability, return on equity and stock pricing. Our proprietary financial simulation models provide the basis for evaluating the impact of various strategies and assessing their feasibility and compatibility with regulations.

MERGER ADVISORY SERVICES

RP® Financial’s merger advisory services include targeting potential buyers and sellers, assessing acquisition merit, conducting due diligence, negotiating and structuring merger transactions, preparing merger business plans and financial simulations, rendering fairness opinions, preparing mark-to-market analyses and supporting the implementation of post-acquisition strategies. Through financial simulations, comprehensive data bases, valuation proficiency and regulatory familiarity, RP® Financial’s merger advisory services center on enhancing shareholder returns.

VALUATION SERVICES

RP® Financial’s extensive valuation practice includes bank and thrift mergers, thrift mutual-to-stock conversions, insurance company demutualizations, ESOPs, subsidiary companies, purchase accounting and other purposes. We are highly experienced in performing appraisals which conform to regulatory guidelines and appraisal standards. RP® Financial is the nation’s leading valuation firm for thrift mutual-to-stock conversions, with appraised values ranging up to $4 billion.

OTHER CONSULTING SERVICES

RP® Financial offers other consulting services including branching and diversification strategies, feasibility studies and special research. We assist banks/thrifts in preparing CRA plans and evaluating wealth management activities on a de novo or merger basis. Our other consulting services are aided by proprietary valuation and financial simulation models.

KEY PERSONNEL (Years of Relevant Experience & Contact Information)

Ronald S. Riggins, Managing Director (27)	(703) 647-6543	rriggins@rpfinancial.com
William E. Pommerening, Managing Director (24)	(703) 647-6546	wpommerening@rpfinancial.com
Gregory E. Dunn, Director (25)	(703) 647-6548	gdunn@rpfinancial.com
James P. Hennessey, Director (22)	(703) 647-6544	jhennessey@rpfinancial.com
James J. Oren, Director (21)	(703) 647-6549	joren@rpfinancial.com
Timothy M. Biddle, Senior Vice President (18)	(703) 647-6552	tbiddle@rpfinancial.com

Washington Headquarters
Rosslyn Center	Telephone: (703) 528-1700
1700 North Moore Street, Suite 2210	Fax No.: (703) 528-1788
Arlington, VA 22209	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com